Exhibit 17(e)

[LORD ABBETT LOGO]

2002

SEMI-ANNUAL REPORT

LORD ABBETT

BALANCED FUND

HIGH YIELD FUND

LIMITED DURATION U.S. GOVERNMENT FUND

U.S. GOVERNMENT FUND

FOR THE SIX-MONTH PERIOD ENDED MAY 31, 2002

(Unaudited)

LORD ABBETT INVESTMENT TRUST SEMI-ANNUAL REPORT
FOR THE SIX MONTHS ENDED MAY 31, 2002

DEAR SHAREHOLDERS: We are pleased to provide this overview of the Funds' strategies and performance for the six months ended May 31, 2002. On this and the following pages, we discuss the factors that influenced performance.

     Thank you for investing in Lord Abbett Mutual Funds. We value the trust that you place in us and look forward to serving your investment needs in the years to come.

BEST REGARDS,

/s/ Robert S. Dow
ROBERT S. DOW
CHAIRMAN

MARKET OVERVIEW
FOR THE SIX MONTHS ENDED MAY 31, 2002

     Both equity and fixed-income markets were volatile throughout the period, reflecting investor uncertainty over the future course of interest rates, fallout from the collapse of energy-producer Enron, the revelation of questionable accounting practices in many companies, and tensions in Asia and the Middle East.

     Following early success in the war on terrorism, investors ventured back into the equity markets in November and December. Bond investors bought corporate bonds, including high-yield bonds, generating a year-end rally in that market. Later in the period, however, investors resumed their flight to quality as tensions in the Middle East heightened and reports of questionable accounting practices by American companies raised new concerns. Credit agencies aggressively downgraded the credit-rating of many companies, contributing to the overall volatility. However, the stocks and bonds of premier credit-quality companies benefited from the shift in investor sentiment.

     On the positive side, the U.S. economy continued to show signs of recovery, prompting the Federal Reserve Board (the "Fed") to halt its aggressive easing of interest rates. In shifting to a neutral stance, however, the Fed did not commit itself to raising rates, citing continued uncertainty about the sustainability of the modest recovery evidenced so far in the first quarter.

     Balanced Fund uses a "fund of funds" approach, which currently divides assets among Lord Abbett Affiliated Fund, Lord Abbett Bond-Debenture Fund and Lord Abbett Total Return Fund. Balanced Fund returned 0.2%(1) for the six months ended May 31, 2002. PLEASE REFER TO PAGE 5 FOR STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS.

AFFILIATED FUND (approximately 60.5% of Balanced Fund's long-term portfolio)

Q: HOW DID THE AFFILIATED FUND PERFORM OVER THE SIX MONTHS ENDED MAY 31, 2002?

A: For the six months ended May 31, 2002, Lord Abbett Affiliated Fund Class Y shares returned 0.1%,(2) outperforming the S&P 500 Index,(3) which returned -5.7% over the same period.

(Unaudited)

LORD ABBETT BALANCED FUND
FOR THE SIX MONTHS ENDED MAY 31, 2002

Q: WHAT WERE THE MOST SIGNIFICANT FACTORS AFFECTING PERFORMANCE?

A: Specifically, the Fund benefited from strong stock selection within the consumer cyclical sector, especially media and retail companies. Media stocks, which have been hurt during the past few quarters benefited from the expectation of an advertising rebound in 2002. The Fund's retail holdings experienced increased sales and reduced inventories at the end of the holiday season, conditions which continued into January and February. Select technology holdings and electric utility holdings also added relative value during the period.

     Telecommunication services stocks performed poorly during the period as a result of soft consumer and business demand and an increasingly competitive market environment. However, the Fund's significant underweight within this sector, relative to the S&P 500/Barra Value Index,(3) helped offset the effects of this sector's negative performance.

Q: PLEASE DISCUSS THE FUND'S ECONOMIC OUTLOOK AND POSITIONING.

A: We expect the economy to continue to strengthen through the second quarter of 2002, and, barring any further terrorist events, we believe consumer confidence will remain strong. Additionally, we expect an increase in capital investment as the economic volatility of last year dissipates and business inventories rebuild after last quarter's write downs. While we do not believe there is currently an inflationary threat, we feel that if the economy continues to grow, the Fed will likely begin to raise short-term interest rates incrementally. Subsequently, economic growth in the third and fourth quarter of 2002 could take place at a slower rate than in the first half.

     Throughout the period, we continued to emphasize economically sensitive areas and the Fund opportunistically invested in select cyclical companies. We increased the Fund's exposure to consumer discretionary sectors, while we decreased the Fund's financial and healthcare holdings. In doing so, we believe that the Fund is positioned to benefit from the continued economic recovery.

BOND-DEBENTURE FUND (approximately 31.8% of Balanced Fund's long-term portfolio)

Q: HOW DID THE BOND-DEBENTURE FUND PERFORM OVER THE SIX MONTHS ENDED MAY 31,
2002?

A: The Lord Abbett Bond-Debenture Fund Class Y shares returned 0.2%(2) for the six months ended May 31, 2002, underperforming its peer group, the Lipper High Current Yield Funds Average,(4) which returned 1.3% for the same period.

Q: WHAT FACTORS MOST SIGNIFICANTLY IMPACTED PERFORMANCE?

A: Contributing to performance was our decision early in the period to increase the portfolio's exposure to investment-grade corporate debt where we identified good companies with the potential for additional credit improvement. These bonds enjoyed a bounce later in the

(Unaudited)

period, stemming from a more positive outlook for a U.S. economic recovery. The portfolio's value purchases included bonds in the leisure, defense, technology and aerospace sectors. As yields declined and prices rose later in the period, we took some profits in this sector.

     Elsewhere, absolute yields remained low in the Treasury market, a sector that we avoided during much of 2001 as the Fed aggressively cut short-term interest rates, bringing the federal funds target down to 1 3/4 percent by year-end, its lowest level in 40 years. Nonetheless, following the events of September 11, we bought some 10-year Treasuries in the anticipation that Treasury bond prices would rally as investors sought the safe-haven of government bonds; once prices rose, as expected, we sold these bonds, realizing a modest profit.

     Detracting from performance was the portfolio's overweighting in the wireless or cellular phone business which got caught up, unwisely we believe, in the general angst and turmoil surrounding the telecommunications industry. For the most part, bonds of power-generation companies also underperformed as investor concerns over energy-producer Enron continued to overhang the energy sector as a whole.

Q: PLEASE DISCUSS THE FUND'S ECONOMIC OUTLOOK AND POSITIONING.

A: The outlook for economic growth in the first quarter of 2002 is encouraging. However, uncertainties about the sustainability of that recovery remain, including the strength of the inventory rebuilding currently underway. The Fed is unlikely to raise short-term rates at this time, preferring instead to wait until the recovery is self-sustaining. We continue to believe that rates will be raised slowly and cautiously, giving the market time to anticipate and react rationally. We are not, at this time, concerned about inflation.

     An improving economy is an excellent environment for high-yield bonds. We expect to purchase more bonds of mid-capitalization companies and cyclical industries in general, which should be the first to show improvement as the recovery continues to improve. We will also continue to add Federal National Mortgage Association (Fannie Mae) and Government National Mortgage Association (Ginnie Mae) mortgage-backed securities where we believe there is good relative value.

TOTAL-RETURN FUND (approximately 7.7% of Balanced Fund's long-term portfolio)

Q: HOW DID THE TOTAL RETURN FUND PERFORM OVER THE SIX MONTHS ENDED MAY 31, 2002?

A: The Lord Abbett Total Return Fund Class Y shares returned 2.0%(2) for the six months ended May 31, 2002, outperforming its peer group, Lipper Intermediate Investment Grade Bond Average,(5) which returned 1.5% for the same period.

Q: WHAT FACTORS MOST SIGNIFICANTLY IMPACTED PERFORMANCE?

A: A primary source of performance was our decision to overweight the non-Treasury sectors in a period when spreads to Treasuries generally tightened. Also adding to performance was the portfolio's maturity structure, which benefited, until recently, from a flattening yield curve. We overweighted 10-year and 30-year

(Unaudited)

Treasuries anticipating that if the economy were to pick up, yields at the long end would rise less than the yields of short-term bonds. Moreover, we believed the Treasury Department's decision to discontinue issuance of the 30-year bond would increase demand, raising its value. We offset the duration of 30-year bonds by holding fewer short- and intermediate-term Treasury notes. This portfolio structure produced better price performance than had we owned a proportionate amount of short- and intermediate-term notes.

     Early in the period, we shifted the portfolio's positions to a higher exposure in mortgage-backed securities (MBS) and corporate bonds and lower exposure in agency securities. This proved profitable for the Fund, particularly in MBS, where improved market sentiment bolstered prices and in corporate bonds as prices rallied, boosted by investors' demand for higher yield. The attractiveness of MBS grew until late in the period, when these securities grew more expensive relative to agency securities. At that time, we shifted the portfolio's emphasis from residential and commercial MBS to callable agencies.

     Contributing to performance later in the period was the composition of the portfolio's exposure to MBS. The portfolio benefited from an underweight position in Government National Mortgage Association securities (GNMAs) in favor of current coupon issues backed by the Federal National Mortgage Association
(FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC). An underweight position was also maintained in premium (high-coupon) securities.

     Detracting from performance was the portfolio's exposure to lower credit-quality, investment-grade corporate bonds, which underperformed higher credit-quality bonds in the fallout from corporate accounting concerns. Some of the bonds we held in power-generation and telecommunication companies underperformed as investor concerns over energy trading and revenue pressures in the long-distance market continued to overhang these sectors. As the economy improves, we believe economically sensitive industries in general will show stronger performance and we have seen evidence of this in select industries (such as consumer durables and advertising) in the second quarter.

Q: PLEASE DISCUSS THE FUND'S ECONOMIC OUTLOOK AND POSITIONING.

A: Uncertainties about the recovery remain, including the extent of the recent inventory build up as a sustainable determinant of growth. It is clear the Fed views rates at their present level as accommodative, and barring further crisis, we believe additional rate cuts are less likely than a stable policy followed eventually by rate hikes. Given this outlook, we will pursue the strategy we began in the first quarter of 2002: 1) maintaining our flattening bias in portfolio maturity structure, 2) maintaining an underweight in MBS with a view to reversing this posture should spreads continue their bounce off recent low levels and 3) maintaining portfolio exposure to lower credit-quality, investment-grade corporate bonds, where spreads relative to higher-quality bonds are attractive.

(Unaudited)

STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIOD ENDED MARCH 31, 2002 REFLECT PERFORMANCE OF CLASS A SHARES AT THE MAXIMUM SALES CHARGE OF 5.75%, WITH ALL DISTRIBUTIONS REINVESTED. 1 YEAR: -1.69% 5 YEAR: 7.21% LIFE OF FUND: 9.38%. THE CLASS A SHARES WERE FIRST OFFERED ON 12/27/1994. 30-DAY SEC YIELD FOR THE PERIOD ENDED MAY 31, 2002:* CLASS A: 3.49% CLASS B: 3.08% CLASS C: 3.07%

*THE 30-DAY SEC YIELD FOR EACH CLASS OF SHARES IS CALCULATED BY DIVIDING ANNUALIZED NET INVESTMENT INCOME PER SHARE DURING THE 30-DAY PERIOD ENDED MAY 31, 2002 BY THE MAXIMUM OFFERING PRICE PER SHARE ON THE LAST DAY OF THE PERIOD.

(1) Reflects total returns at net asset value for Class A shares, with all distributions reinvested for the period ended May 31, 2002.

(2) Reflects the percent change in net asset value for Class Y shares for the six-months ended May 31, 2002 and includes the reinvestment of all distributions. The Fund issues additional classes of shares with distinct pricing options. For a full discussion of the differences in pricing alternatives, please call Lord Abbett Distributor LLC at 800-874-3733 and ask for the current prospectus.

(3) The S&P 500 Index is widely regarded as the standard for measuring large-cap U.S. stock market performance. This popular index includes a representative sample of leading companies in leading industries. Indices are unmanaged, do not reflect the deduction of fees or expenses and are not available for direct investment.

(4) Lipper High Current Yield Funds Average aims at high (relative) current yield from fixed-income securities, has no quality or maturity restrictions and tends to invest in lower grade debt issues. An investor cannot invest directly in an average or index.

Lipper Inc. is a nationally recognized organization that reports on mutual fund total return performance and calculates fund rankings. Peer averages are based on universes of funds with similar investment objectives. Peer group averages include reinvested dividends and capital gains, if any, and exclude sales charges. (C)2002 REUTERS. All rights reserved. Any copying, republication or redistribution of Lipper content is expressly prohibited without the prior written consent of Lipper.

(5) Lipper Intermediate Investment Grade Bond Average aims at investing at least 65% of its assets in the investment grade debt issues (rated in top four grades) with dollar-weighted average maturities of five to ten years.

IMPORTANT PERFORMANCE AND OTHER INFORMATION PERFORMANCE: PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. BECAUSE OF ONGOING MARKET VOLATILITY, FUND PERFORMANCE MAY BE SUBJECT TO SUBSTANTIAL FLUCTUATION. The investment return and principal value of an investment in the Fund will fluctuate so that shares, on any given day or when redeemed, may be worth more or less than their original cost. Except where noted, comparative fund performance does not account for the deduction of sales charges and would be different if sales charges were included. The Fund offers several classes of shares with distinct pricing options. For a full description of the differences in pricing alternatives, please see the current Prospectus. The Fund's portfolio is actively managed and, therefore, allocations are subject to change.

LORD ABBETT AFFILIATED FUND

A NOTE ABOUT RISK: Investments in equity securities will fluctuate in response to general economic conditions and to changes in the prospects of particular companies and/or sectors in the company.

LORD ABBETT BOND-DEBENTURE FUND

A NOTE ABOUT RISK: The Bond-Debenture Fund invests substantially in foreign securities and high-yield securities, sometimes called "junk bonds." Foreign investments present increased market liquidity, currency, political, informational and other risks. High-yield securities carry increased risks of price volatility, illiquidity and the possibility of default in the timely payment of interest and principal. The Fund is also authorized to invest in derivatives. The Fund invests in the securities of relatively few issuers, which may further enhance its volatility. These factors can affect Fund performance.

LORD ABBETT TOTAL RETURN FUND

A NOTE ABOUT RISK: Investors should realize that the Total Return Fund has the ability to invest up to 20% of its total assets in high-yield securities, sometimes called "junk bonds." The risks of high-yield securities include, but are not limited to, price volatility, illiquidity and the possibility of default in the timely payment of interest and principal. In addition, the Fund has the ability to invest up to 20% of its assets in foreign securities. Foreign securities markets may not be subject to the same degree of regulation as the U.S. markets and may be more volatile and less liquid than the major U.S. markets. Foreign investments are subject to currency exposure. These and other risks are more fully described in the Prospectus. There can be no assurance that the Fund will meet its investment objective.

MUTUAL FUNDS ARE NOT INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY BANKS, AND ARE SUBJECT TO INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. FOR MORE COMPLETE INFORMATION ABOUT THIS OR ANY LORD ABBETT MUTUAL FUND, INCLUDING RISKS, CHARGES AND ONGOING EXPENSES, PLEASE CALL YOUR INVESTMENT PROFESSIONAL OR LORD ABBETT DISTRIBUTOR LLC AT 800-874-3733 FOR A PROSPECTUS. AN INVESTOR SHOULD READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

SCHEDULE OF INVESTMENTS (UNAUDITED)
BALANCED FUND MAY 31, 2002

                                                               VALUE
INVESTMENTS                                  SHARES            (000)
--------------------------------------------------------------------
INVESTMENTS IN UNDERLYING FUNDS 98.30%

Lord Abbett Affiliated
 Fund, Inc. - Class Y (1)                 7,627,107        $ 101,669

Lord Abbett
 Bond-Debenture Fund,
 Inc. - Class Y (2)                       6,979,352           53,322

Lord Abbett Total Return
 Fund - Class Y (3)                       1,259,658           12,962
                                                           ---------

TOTAL INVESTMENTS IN
 UNDERLYING FUNDS
 (Cost $181,888,196)                                         167,953
                                                           =========

                                          PRINCIPAL
                                             AMOUNT            VALUE
INVESTMENTS                                   (000)            (000)
--------------------------------------------------------------------
SHORT-TERM INVESTMENT 1.14%

REPURCHASE AGREEMENT 1.14%

Repurchase Agreement
 dated 5/31/2002, 1.75%
 due 6/3/2002 from
 State Street Bank
 Collateralized by $1,915,000
 of Federal National
 Mortgage Assoc. At 5.125%
 due 1/13/2003;
 value- $1,987,929;
 proceed: $1,946,303
 (Cost $1,946,019)                          $ 1,946        $   1,946
                                                           =========

TOTAL INVESTMENTS 99.44%
 (Cost $183,834,215)                                       $ 169,899
                                                           =========

 (1) Fund investment objective is to seek long-term growth of capital and income without excessive fluctuations in market value.

 (2) Fund investment objective is to provide investors with high current income and the opportunity for capital appreciation to produce a high total return.

 (3) Fund investment objective is to provide current income and the opportunity for capital appreciation to produce a high total return.

                       SEE NOTES TO FINANCIAL STATEMENTS.

(Unaudited)

LORD ABBETT HIGH YIELD FUND
FOR THE SIX MONTHS ENDED MAY 31, 2002

Q: HOW DID THE FUND PERFORM OVER THE SIX MONTHS ENDED MAY 31, 2002?

A: The Lord Abbett High Yield Fund returned 2.3%(1) for the six months ended May 31, 2002, outperforming its peer group, the Lipper High Current Yield Funds Average(2) which returned 1.0% for the same period. PLEASE REFER TO PAGE 9 FOR STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS.

Q: WHAT FACTORS MOST SIGNIFICANTLY IMPACTED PERFORMANCE?

A: During the period, we increased our purchases of investment-grade corporate bonds where we identified good companies with the potential for additional credit improvement. We were also cautious buyers of the bonds of "fallen angels," formerly investment-grade companies that have been downgraded by credit-rating agencies. Purchases in this category provided additional yield to the portfolio and raised the average credit quality of the Fund from B+ to BB-, its highest level ever.

     Also contributing to performance was the addition of new positions in the bonds of cyclical industries, which were expected to strengthen as the economy recovered. Performance was particularly strong among auto sector bonds, where we were significantly overweight the benchmark. Bonds in other cyclical industries
- such as chemicals and some capital goods - also contributed to performance.

     Performance was also bolstered by the portfolio's holdings of bonds of smaller companies that later became candidates for acquisitions by larger, well-established firms. With the transfer of the bond obligation to companies of higher credit quality, the bonds realized significant price appreciation for our investors. Bonds in the wireless telecommunications and media businesses were in this category.

     On the downside, the portfolio's holdings in the energy/utilities sector detracted from performance, as the entire sector suffered a confidence crisis following the collapse of Enron, a major energy producer. Underperforming credits in airlines, European cable, and the wireline telecommunications sector also detracted from the Fund's performance.

     By the end of the period, the portfolio's overweighting in the wireless or cellular phone business also detracted from performance as the sector got caught up - unwisely, we believe - in the general angst and turmoil surrounding the wireline telecommunications industry, where we continue to be underweight. The wireless sector was also negatively affected by a slowdown in the number of new subscribers.

(Unaudited)

Q: PLEASE DISCUSS THE FUND'S ECONOMIC OUTLOOK AND POSITIONING.

A: It is clear the Federal Reserve Board (the "Fed") views rates at their present level as accommodative, an indication that future rate cuts are highly unlikely and that its next move in rates will be up. However, given uncertainty as to the sustainability of the recovery, we expect the rate hikes to occur in small increments, giving the markets time to anticipate and react rationally. Accordingly, we expect interest rates to remain low for much of 2002, as the economy begins its recovery process.

     Going forward, we expect to increase our holdings in cyclical credits and, depending on the strength of the economic recovery, may purchase lower quality credits as well. Our emphasis will remain, however, on the middle-tier and even higher-tier echelon of the high-yield market where we are finding good value.

     As rates rise and bank financing becomes more expensive, more companies will issue new bonds as a source of financing. We will continue to be active participants in the new-issue calendar, where we expect high-yield bond issuers to be very active. As bonds in the portfolio exhibit strong performance, we will attempt to take profits.

     We may purchase bonds of companies with a high degree of operating leverage (fixed costs) such as steel and aluminum companies; these companies are apt to exhibit improving credit profiles as the economy improves.

     Overall, we will maintain our consistent and disciplined approach to managing money, remaining vigilant in security selection with continued emphasis on higher-rated bonds and companies that are well-managed, with healthy balance sheets and visible operating earnings.

(Unaudited)

STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIOD ENDED MARCH 31, 2002 REFLECT PERFORMANCE OF CLASS A SHARES AT THE MAXIMUM SALES CHARGE OF 4.75%, WITH ALL DISTRIBUTIONS REINVESTED. 1 YEAR: -3.13% LIFE OF FUND: 1.61% THE CLASS A SHARES WERE FIRST OFFERED ON 12/31/1998.30-DAY SEC YIELD FOR THE PERIOD ENDED MAY 31, 2002:* CLASS A: 8.05% CLASS B: 7.84% CLASS C: 7.85% CLASS Y: 8.99%

*THE 30-DAY SEC YIELD FOR EACH CLASS OF SHARES IS CALCULATED BY DIVIDING ANNUALIZED NET INVESTMENT INCOME PER SHARE DURING THE 30-DAY PERIOD ENDED MAY 31, 2002 BY THE MAXIMUM OFFERING PRICE PER SHARE ON THE LAST DAY OF THE PERIOD.

(1) Reflects total returns at net asset value for Class A shares, with all distributions reinvested for the period ended May 31, 2002.

(2) Lipper High Current Yield Funds Average aims at high (relative) current yield from fixed-income securities, has no quality or maturity restrictions and tends to invest in lower grade debt issues. An investor cannot invest directly in an average or index.

Lipper Inc. is a nationally recognized organization that reports on mutual fund total return performance and calculates fund rankings. Peer averages are based on universes of funds with similar investment objectives. Peer group averages include reinvested dividends and capital gains, if any, and exclude sales charges. (C)2002 REUTERS. All rights reserved. Any copying, republication or redistribution of Lipper content is expressly prohibited without the prior written consent of Lipper.

IMPORTANT PERFORMANCE AND OTHER INFORMATION PERFORMANCE: PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. BECAUSE OF ONGOING MARKET VOLATILITY, FUND PERFORMANCE MAY BE SUBJECT TO SUBSTANTIAL FLUCTUATION. The investment return and principal value of an investment in the Fund will fluctuate so that shares, on any given day or when redeemed, may be worth more or less than their original cost. Except where noted, comparative fund performance does not account for the deduction of sales charges and would be different if sales charges were included. The Fund offers several classes of shares with distinct pricing options. For a full description of the differences in pricing alternatives, please see the Prospectus.

The Fund's portfolio is actively managed and, therefore, allocations are subject to change.

A NOTE ABOUT RISK: The Fund invests primarily in high-yield securities, sometimes called "junk bonds." These securities carry increased risks of price volatility, illiquidity and the possibility of default in the timely payment of interest and principal. These factors can affect Fund performance.

MUTUAL FUNDS ARE NOT INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY BANKS, AND ARE SUBJECT TO INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. FOR MORE COMPLETE INFORMATION ABOUT THIS OR ANY LORD ABBETT MUTUAL FUND, INCLUDING RISKS, CHARGES AND ONGOING EXPENSES, PLEASE CALL YOUR INVESTMENT PROFESSIONAL OR LORD ABBETT DISTRIBUTOR LLC AT 800-874-3733 FOR A PROSPECTUS. AN INVESTOR SHOULD READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

SCHEDULE OF INVESTMENTS (UNAUDITED)
HIGH YIELD FUND MAY 31, 2002

                                                                                            PRINCIPAL AMOUNT
                                                           INTEREST             MATURITY   IN LOCAL CURRENCY
INVESTMENTS                                                    RATE                 DATE               (000)             VALUE
------------------------------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS 94.80%

HIGH YIELD CORPORATE DEBT 83.43%

AEROSPACE/DEFENSE 3.54%
Alliant Techsystems, Inc.                                      8.50%           5/15/2011    USD          500    $      535,000
BE Aerospace, Inc.                                             9.50%           11/1/2008    USD          500           485,000
Dyncorp, Inc.                                                  9.50%            3/1/2007    USD        1,000         1,037,500
L-3 Communications Holdings, Inc.                            10.375%            5/1/2007    USD        1,500         1,590,000
                                                                                                                --------------
TOTAL                                                                                                                3,647,500
                                                                                                                --------------

AIRLINES 1.69%
Continental Airlines, Inc.                                     8.00%          12/15/2005    USD        1,000           925,000
Delta Air Lines, Inc.                                        10.375%            2/1/2011    USD          600           613,063
United Air Lines, Inc.                                         9.00%          12/15/2003    USD          250           198,750
                                                                                                                --------------
TOTAL                                                                                                                1,736,813
                                                                                                                --------------

AUTOMOTIVE 3.86%
Arvinmeritor                                                   8.75%            3/1/2012    USD        1,000         1,079,896
Collins & Aikman Products Co.                                 11.50%           4/15/2006    USD          750           757,500
Dana Corp.*                                                  10.125%           3/15/2010    USD          500           528,750
Delco Remy Int'l., Inc.                                       11.00%            5/1/2009    USD          500           452,500
Oshkosh Truck Corp.                                            8.75%            3/1/2008    USD          700           731,500
Tenneco Automotive, Inc.                                     11.625%          10/15/2009    USD          500           430,000
                                                                                                                --------------
TOTAL                                                                                                                3,980,146
                                                                                                                --------------

BANKING 0.80%
B.F. Saul Series B                                             9.75%            4/1/2008    USD          325           323,375
Ocwen Financial Corp.                                         11.88%           10/1/2003    USD          500           500,000
                                                                                                                --------------
TOTAL                                                                                                                  823,375
                                                                                                                --------------

BROADCASTERS 2.76%
Allbritton Communications Co.                                  9.75%          11/30/2007    USD          500           523,750
Fox/Liberty Networks LLC (a)                             0.00%/9.75%    8/15/2002 & 2007    USD        1,500         1,548,750
TV Azteca, S.A. de C.V.                                       10.50%           2/15/2007    USD          750           772,500
                                                                                                                --------------
TOTAL                                                                                                                2,845,000
                                                                                                                --------------

BUILDING MATERIALS 0.65%
American Builders & Contractor Series B                      10.625%           5/15/2007    USD          250           263,750
Euramax Int'l. plc                                            11.25%           10/1/2006    USD          400           401,000
                                                                                                                --------------
TOTAL                                                                                                                  664,750
                                                                                                                --------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

10

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
HIGH YIELD FUND MAY 31, 2002

                                                                                            PRINCIPAL AMOUNT
                                                           INTEREST             MATURITY   IN LOCAL CURRENCY
INVESTMENTS                                                    RATE                 DATE               (000)             VALUE
------------------------------------------------------------------------------------------------------------------------------
CABLE 3.88%
Century Communications Corp.                                   9.50%            3/1/2005    USD        2,000    $    1,430,000
Charter Communications Holdings
 Capital (a)                                            0.00%/13.50%    1/15/2006 & 2011    USD        1,000           610,000
Charter Communications Holdings
 Capital                                                      10.75%           10/1/2009    USD        1,000           930,000
Echostar DBS Corp.*                                           9.125%           1/15/2009    USD          500           505,000
Globo Communicacoes Participacoes
 S.A.*                                                       10.625%           12/5/2008    USD          500           256,250
Insight Communications (a)                              0.00%/12.25%    2/15/2006 & 2011    USD          500           262,500
                                                                                                                --------------
TOTAL                                                                                                                3,993,750
                                                                                                                --------------

CAPITAL GOODS 1.88%
Agco Corp.                                                     9.50%            5/1/2008    USD        1,000         1,075,000
The Manitowoc Co, Inc.                                       10.375%           5/15/2011    USD          850           865,311
                                                                                                                --------------
TOTAL                                                                                                                1,940,311
                                                                                                                --------------

CHEMICALS 3.40%
Ferro Corp.                                                   9.125%            1/1/2009    USD          500           531,754
Huntsman ICI Chemicals*                                      10.125%            7/1/2009    USD          750           702,187
IMC Global, Inc.*                                             11.25%            6/1/2011    USD        1,000         1,107,500
OM Group, Inc.                                                 9.25%          12/15/2011    USD          500           523,750
Texas Petrochemical Corp.                                    11.125%            7/1/2006    USD          750           642,188
                                                                                                                --------------
TOTAL                                                                                                                3,507,379
                                                                                                                --------------

CONSUMER PRODUCTS 1.48%
Elizabeth Arden, Inc.                                         11.75%            2/1/2011    USD          500           516,250
Johnsondiversey, Inc.*                                        9.625%           5/15/2012    USD          350           369,250
Sealy Mattress Co. Series B (a)                        0.00%/10.875%   12/15/2002 & 2007    USD          625           635,937
                                                                                                                --------------
TOTAL                                                                                                                1,521,437
                                                                                                                --------------

CONTAINERS 3.40%
Graphic Packaging Corp.*                                      8.625%           2/15/2012    USD          500           525,000
Owens-Brockway Glass Co.*                                     8.875%           2/15/2009    USD        1,000         1,040,000
Portola Packaging, Inc.                                       10.75%           10/1/2005    USD          500           501,250
Sweetheart Cup Co., Inc.                                      12.00%            9/1/2003    USD          500           477,500
US Can Corp.                                                 12.375%           10/1/2010    USD          250           219,375
Vicap S.A.                                                   11.375%           5/15/2007    USD          750           736,875
                                                                                                                --------------
TOTAL                                                                                                                3,500,000
                                                                                                                --------------

DIVERSIFIED FINANCIAL SERVICES 0.96%
Gatx Financial Corp.                                          8.875%            6/1/2009    USD        1,000           991,833
                                                                                                                --------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           11

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
HIGH YIELD FUND MAY 31, 2002

                                                                                            PRINCIPAL AMOUNT
                                                           INTEREST             MATURITY   IN LOCAL CURRENCY
INVESTMENTS                                                    RATE                 DATE               (000)             VALUE
------------------------------------------------------------------------------------------------------------------------------
DIVERIFIED MANUFACTURING 0.23%
Tyco Int'l. Group                                              6.25%           6/15/2003    USD          250    $      239,030
                                                                                                                --------------

DIVERSIFIED MEDIA 1.77%
Block Communications, Inc.*                                    9.25%           4/15/2009    USD          750           770,625
Lamar Media Corp.                                             9.625%           12/1/2006    USD          750           784,687
The Ackerley Group, Inc.                                       9.00%           1/15/2009    USD          250           268,438
                                                                                                                --------------
TOTAL                                                                                                                1,823,750
                                                                                                                --------------

ELECTRIC UTILITIES 3.45%
Calpine Corp.                                                 10.50%           5/15/2006    USD        1,500         1,351,251
Mirant Americas General LLC                                   7.625%            5/1/2006    USD        1,000           885,859
Mission Energy Holdings                                       13.50%           7/15/2008    USD          250           261,250
PSEG Energy Holdings                                          10.00%           10/1/2009    USD        1,000         1,051,831
                                                                                                                --------------
TOTAL                                                                                                                3,550,191
                                                                                                                --------------

ENERGY 6.41%
Dresser, Inc.*                                                9.375%           4/15/2011    USD          500           518,750
Forest Oil Corp.                                               7.75%            5/1/2014    USD          500           487,500
Halliburton Co.                                               5.625%           12/1/2008    USD        1,000           894,520
KCS Energy, Inc.                                              11.00%           1/15/2003    USD          600           597,000
Magnum Hunter*                                                 9.60%           3/15/2012    USD          375           395,625
Mission Resources Corp.                                      10.875%            4/1/2007    USD          250           226,250
Parker Drilling Co.*                                         10.125%          11/15/2009    USD          750           798,750
Pogo Producing Co.                                           10.375%           2/15/2009    USD        1,500         1,631,250
Ram Energy, Inc.                                              11.50%           2/15/2008    USD          500           332,500
Swift Energy Co.                                              9.375%            5/1/2012    USD          725           723,188
                                                                                                                --------------
TOTAL                                                                                                                6,605,333
                                                                                                                --------------

ENTERTAINMENT 0.49%
AMC Entertainment, Inc.                                        9.50%           3/15/2009    USD          500           507,500
                                                                                                                --------------

FOOD 7.83%
AMBEV (CIA Brasil De Bebidas)*                                10.50%          12/15/2011    USD          750           721,875
American Seafood Group LLC*                                  10.125%           4/15/2010    USD          500           510,625
B&G Foods, Inc.*                                              9.625%            8/1/2007    USD          600           621,750
Corn Products Int'l.                                           8.45%           8/15/2009    USD          500           471,707
Dean Foods Co.                                                 8.15%            8/1/2007    USD        1,400         1,435,672

                       SEE NOTES TO FINANCIAL STATEMENTS.

12

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
HIGH YIELD FUND MAY 31, 2002

                                                                                            PRINCIPAL AMOUNT
                                                           INTEREST             MATURITY   IN LOCAL CURRENCY
INVESTMENTS                                                    RATE                 DATE               (000)             VALUE
------------------------------------------------------------------------------------------------------------------------------
Dole Food Co.                                                 8.875%           7/15/2013    USD          750    $      770,854
Great Atlantic & Pacific Tea                                  9.125%          12/15/2011    USD          750           761,250
Gruma S.A. de CV                                              7.625%          10/15/2007    USD          500           488,750
Ingles Markets, Inc.                                          8.875%           12/1/2011    USD          500           512,500
Land O Lakes, Inc.*                                           8.875%          11/15/2011    USD          500           487,500
Michael Foods, Inc.                                           11.75%            4/1/2011    USD          750           830,625
Roundy's, Inc.*                                               8.875%           6/15/2012    USD          450           459,000
                                                                                                                --------------
TOTAL                                                                                                                8,072,108
                                                                                                                --------------

GAMING 4.12%
Aztar Corp.*                                                   9.00%           8/15/2011    USD          500           525,000
Isle of Capri Casinos*                                         9.00%           3/15/2012    USD          500           522,500
Mandalay Resorts Group                                        9.375%           2/15/2010    USD          750           808,125
Mandalay Resorts Group                                        10.25%            8/1/2007    USD          500           545,000
Mohegan Tribal Gaming Authority                                8.75%            1/1/2009    USD          500           523,125
Venetian Casino/LV Sands*                                     11.00%           6/15/2010    USD          500           521,250
Venetian Casino/LV Sands*                                     12.25%          11/15/2004    USD          750           799,875
                                                                                                                --------------
TOTAL                                                                                                                4,244,875
                                                                                                                --------------

HEALTHCARE 6.62%
Aaipharma, Inc.*                                              11.00%            4/1/2010    USD          500           483,125
Biovail Corp.                                                 7.875%            4/1/2010    USD          500           500,625
Hanger Orthopedic Group, Inc.*                               10.375%           2/15/2009    USD          250           266,562
Hanger Orthopedic Group, Inc.*                                11.25%           6/15/2009    USD          500           517,500
Healthsouth Corp.*                                            7.625%            6/1/2012    USD          250           250,793
Pacificare Health System., Inc.*                              10.75%            6/1/2009    USD        1,000         1,037,500
Prime Medical Services, Inc.                                   8.75%            4/1/2008    USD          500           465,000
Rotech Healthcare, Inc.*                                       9.50%            4/1/2012    USD          500           522,500
Senior Housing Trust                                          8.625%           1/15/2012    USD        1,000         1,045,000
Triad Hospitals, Inc.                                         11.00%           5/15/2009    USD          850           958,375
Ventas Realty LP/Cap Corp.                                     8.75%            5/1/2009    USD          750           773,438
                                                                                                                --------------
TOTAL                                                                                                                6,820,418
                                                                                                                --------------

HOMEBUILDERS 2.02%
Beazer Homes USA, Inc.*                                       8.375%           4/15/2012    USD          500           521,250
D. R. Horton, Inc.                                            10.00%           4/15/2006    USD        1,000         1,032,000
Schuler Homes*                                                9.375%           7/15/2009    USD          500           525,000
                                                                                                                --------------
TOTAL                                                                                                                2,078,250
                                                                                                                --------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           13

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
HIGH YIELD FUND MAY 31, 2002

                                                                                            PRINCIPAL AMOUNT
                                                           INTEREST             MATURITY   IN LOCAL CURRENCY
INVESTMENTS                                                    RATE                 DATE               (000)             VALUE
------------------------------------------------------------------------------------------------------------------------------
HOTELS 2.00%
Felcor Lodging LP                                              9.50%           9/15/2008    USD          500    $      523,750
Hilton Hotel Corp.                                             8.25%           2/15/2011    USD        1,000         1,030,892
John Q Hammons*                                               8.875%           5/15/2012    USD          500           510,000
                                                                                                                --------------
TOTAL                                                                                                                2,064,642
                                                                                                                --------------

INSURANCE 0.27%
Conseco, Inc.*                                                10.75%           6/15/2009    USD          500           282,500
                                                                                                                --------------

LEISURE 0.50%
Six Flags, Inc.                                                9.50%            2/1/2009    USD          500           520,000
                                                                                                                --------------

MINERALS/METALS 1.42%
Century Aluminum Co.                                          11.75%           4/15/2008    USD        1,000         1,080,000
Trimas Corp.*                                                 9.875%           6/15/2012    USD          375           384,375
                                                                                                                --------------
TOTAL                                                                                                                1,464,375
                                                                                                                --------------

PAPER 2.68%
Buckeye Technologies, Inc.                                     8.00%          10/15/2010    USD          500           438,125
Four M Corp.                                                  12.00%            6/1/2006    USD          500           517,500
Georgia-Pacific Corp.                                         8.125%           6/15/2023    USD        1,000           886,585
Georgia-Pacific Corp.                                          8.25%            3/1/2023    USD          500           449,001
Longview Fibre Co.*                                           10.00%           1/15/2009    USD          450           471,375
                                                                                                                --------------
TOTAL                                                                                                                2,762,586
                                                                                                                --------------

POLLUTION CONTROL 1.48%
Allied Waste North America, Inc.                              10.00%            8/1/2009    USD        1,500         1,522,500
                                                                                                                --------------

PUBLISHING/PRINTING 1.10%
Quebecor Media, Inc.*                                        11.125%           7/15/2011    USD          850           871,250
R.H. Donnelley, Inc.                                          9.125%            6/1/2008    USD          250           261,250
                                                                                                                --------------
TOTAL                                                                                                                1,132,500
                                                                                                                --------------

RETAIL 1.47%
Advanced Stores Co., Inc.                                     10.25%           4/15/2008    USD          500           533,750
Amazon.com, Inc. (a)                                   0.000%/10.00%     5/1/2003 & 2008    USD          600           555,000
Cole National Group*                                          8.875%           5/15/2012    USD          175           178,937
Dollar General Corp.                                          8.625%           6/15/2010    USD          250           244,295
                                                                                                                --------------
TOTAL                                                                                                                1,511,982
                                                                                                                --------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

14

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
HIGH YIELD FUND MAY 31, 2002

                                                                                            PRINCIPAL AMOUNT
                                                           INTEREST             MATURITY   IN LOCAL CURRENCY
INVESTMENTS                                                    RATE                 DATE               (000)             VALUE
------------------------------------------------------------------------------------------------------------------------------
SERVICES 1.84%
Avis Group Holdings, Inc.                                     11.00%            5/1/2009    USD        1,000    $    1,115,000
Pierce Leahy Corp.                                            9.125%           7/15/2007    USD          750           785,625
                                                                                                                --------------
TOTAL                                                                                                                1,900,625
                                                                                                                --------------

STEEL/METALS 1.22%
Armco, Inc.                                                    9.00%           9/15/2007    USD        1,000         1,013,750
International Wire Group, Inc.                                11.75%            6/1/2005    USD          250           226,250
Republic Technologies Int'l. LLC (b)                          13.75%           7/15/2009    USD          200            14,000
                                                                                                                --------------
TOTAL                                                                                                                1,254,000
                                                                                                                --------------

TECHNOLOGY 0.72%
Globix Corp.                                                  12.50%            2/1/2010    USD          250            46,562
Xerox Corp.                                                    5.50%          11/15/2003    USD          750           697,500
                                                                                                                --------------
TOTAL                                                                                                                  744,062
                                                                                                                --------------

TELECOMMUNICATIONS 6.34%
Alamosa Delaware, Inc.                                       13.625%           8/15/2011    USD        1,500         1,297,500
American Tower Corp.                                          9.375%            2/1/2009    USD          500           347,500
Crown Castle Int'l. Corp.                                     10.75%            8/1/2011    USD        1,300         1,124,500
Nextel Communications, Inc.                                   12.00%           11/1/2008    USD        2,000         1,475,000
SBA Communications Corp. (a)                            0.00%/12.00%     3/1/2004 & 2008    USD          750           483,750
Time-Warner Telecom, Inc.                                    10.125%            2/1/2011    USD          500           267,500
Triton PCS Holdings, Inc. (a)                           0.00%/11.00%     5/1/2003 & 2008    USD        1,500         1,271,250
Voicestream Wireless Corp.                                   10.375%          11/15/2009    USD          199           213,925
XO Communications, Inc. (b)                                   12.50%           4/15/2006    USD          500            48,750
                                                                                                                --------------
TOTAL                                                                                                                6,529,675
                                                                                                                --------------

TEXTILES 1.15%
Interface, Inc.                                                9.50%          11/15/2005    USD          500           505,625
Levi Strauss & Co.                                           11.625%           1/15/2008    USD          500           522,500
Westpoint Stevens, Inc.                                       7.875%           6/15/2005    USD          250           158,750
                                                                                                                --------------
TOTAL                                                                                                                1,186,875
                                                                                                                --------------
TOTAL HIGH YIELD CORPORATE DEBT (COST $85,928,142)                                                                  85,970,071
                                                                                                                ==============

INVESTMENT-GRADE BONDS 8.18%

AUTOMOTIVE 1.23%
Goodyear Tire & Rubber Co.                                    7.857%           8/15/2011    USD          500           478,224
Navistar Int'l. Corp.                                         9.375%            6/1/2006    USD          750           789,375
                                                                                                                --------------
TOTAL                                                                                                                1,267,599
                                                                                                                --------------

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           15

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
HIGH YIELD FUND MAY 31, 2002

                                                                                            PRINCIPAL AMOUNT
                                                           INTEREST             MATURITY   IN LOCAL CURRENCY
INVESTMENTS                                                    RATE                 DATE               (000)             VALUE
------------------------------------------------------------------------------------------------------------------------------
BUILDING MATERIALS 0.77%
American Standard Cos., Inc.                                   8.25%            6/1/2009    USD          750    $      788,438
                                                                                                                --------------

CHEMICALS 0.63%
Solutia, Inc.                                                  6.72%          10/15/2037    USD          750           651,319
                                                                                                                --------------

CONSUMER PRODUCTS 1.25%
American Greetings                                            11.75%           7/15/2008    USD          750           817,500
Pennzoil - Quaker State Co.                                   10.00%           11/1/2008    USD          400           469,000
                                                                                                                --------------
TOTAL                                                                                                                1,286,500
                                                                                                                --------------

GAMING 0.51%
Park Place Entertainment Corp.                                9.375%           2/15/2007    USD          500           527,500
                                                                                                                --------------

HEALTHCARE 2.13%
Coventry Health Care, Inc.                                    8.125%           2/15/2012    USD          500           524,375
Healthsouth Corp.                                             10.75%           10/1/2008    USD        1,500         1,670,625
                                                                                                                --------------
TOTAL                                                                                                                2,195,000
                                                                                                                --------------

PAPER 0.48%
Tembec Industries, Inc.                                        7.75%           3/15/2012    USD          500           491,250
                                                                                                                --------------

RETAIL 0.53%
Office Depot, Inc.                                            10.00%           7/15/2008    USD          500           552,500
                                                                                                                --------------

TELECOMMUNICATIONS 0.65%
Rogers Wireless, Inc.                                         9.625%            5/1/2011    USD          750           667,500
                                                                                                                --------------
TOTAL INVESTMENT-GRADE BONDS (COST $8,087,414)                                                                       8,427,606
                                                                                                                ==============

CONVERTIBLE DEBT 1.28%

HEALTHCARE 0.42%
IVAX Corp.                                                     5.50%           5/15/2007    USD          500           430,625
                                                                                                                --------------

PUBLISHING/PRINTING 0.47%
Mail-Well, Inc.                                                5.00%           11/1/2002    USD          500           488,750
                                                                                                                --------------

TECHNOLOGY 0.39%

Cypress Semiconductor Corp.                                    3.75%            7/1/2005    USD          250           216,250
Juniper Networks, Inc.                                         4.75%           3/15/2007    USD          250           187,187
                                                                                                                --------------
TOTAL                                                                                                                  403,437
                                                                                                                --------------
TOTAL CONVERTIBLE DEBT (COST $1,323,952)                                                                             1,322,812
                                                                                                                ==============

                       SEE NOTES TO FINANCIAL STATEMENTS.

HIGH YIELD FUND MAY 31, 2002

                                                                   INTEREST        MATURITY
INVESTMENTS                                                            RATE            DATE         SHARES             VALUE
----------------------------------------------------------------------------------------------------------------------------
CONVERTIBLE PREFERRED STOCK 0.88%

ELECTRIC UTILITIES 0.88%
Dominion Resources, Inc. (Cost $905,600)                               9.50%     11/16/2004         15,000     $     909,600
                                                                                                               -------------

NON-CONVERTIBLE PREFERRED STOCK 0.90%

CABLE 0.90%
CSC Holdings, Inc. (Cost $1,081,250)                                  11.75%      10/1/2007         10,000           922,500
                                                                                                               -------------

COMMON STOCK 0.13%

MINING: COAL 0.13%
Horizon Natural Resources Co. (Cost $248,928)                                                       12,109           133,199
                                                                                                               -------------

WARRANTS 0.00%

FOODS 0.00%
Leiner Health Products, Inc. Warrant Expiring 7/01/2007                                                 19                19
                                                                                                               -------------

STEEL/METAL 0.00%
Republic Technologies Int'l. LLC Warrant Expiring 7/15/2009(b)                                         200                 2
                                                                                                               -------------
TOTAL WARRANTS (Cost $218,667)                                                                                            21
                                                                                                               =============
TOTAL LONG-TERM INVESTMENTS 94.80% (Cost $97,793,953)                                                             97,685,809
                                                                                                               =============

                                                                                                  PRINCIPAL
                                                                                                     AMOUNT
                                                                                                      (000)
                                                                                                -----------
SHORT-TERM INVESTMENT 4.34%

REPURCHASE AGREEMENT 4.34%
Repurchase Agreement dated 5/31/2002,
 1.75% due 6/3/2002 from State Street Bank
 collateralized by $4,310,000 of Federal National
 Mortgage Assoc. at 5.500% due 7/15/2006;
 value - $4,571,294 proceeds: $4,478,653
 (Cost $4,478,000)                                                                              $     4,478        4,478,000
                                                                                                               =============
TOTAL INVESTMENTS 99.14% (Cost $102,271,953)                                                                   $ 102,163,809
                                                                                                               =============

(a) Deferred-interest debentures pay no interest for a stipulated number of years, after which they pay a predetermined coupon rate.
(b) Defaulted security.
*   Restricted security under Rule 144A.

                       SEE NOTES TO FINANCIAL STATEMENTS.

(Unaudited)

LORD ABBETT LIMITED DURATION U.S. GOVERNMENT FUND
FOR THE SIX MONTHS ENDED MAY 31, 2002

Q: HOW DID THE FUND PERFORM OVER THE SIX MONTHS ENDED MAY 31, 2002?

A: The Lord Abbett Limited Duration U.S. Government Fund returned 1.7%(1) in the six months ended May 31, 2002, consistent with its benchmark, the Lehman Intermediate Government Bond Index,(2) which returned 1.8% for the period. PLEASE REFER TO PAGE 19 FOR STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS.

Q: WHAT FACTORS MOST SIGNIFICANTLY IMPACTED PERFORMANCE?

A: To achieve its objective of a high total return over time, the Fund maintained positions in collateralized mortgage obligations (CMO) and mortgage-backed securities (MBS) where, although spreads tightened for most of the period, yields were still more favorable than those of Treasuries. The attractiveness of these securities grew until late in the period, when MBS grew more expensive relative to agency securities. At that time, we shifted the portfolio's emphasis from residential and commercial MBS to callable agencies.

     Also adding to performance was the portfolio's maturity structure. Allocations to MBS with short average maturities tend to benefit from a flattening yield curve, which is a normal occurrence in a period of economic recovery.

     Detracting from the Fund's relative performance against its benchmark was the portfolio's concomitant underweighting in short-term Treasury securities, which performed well in a flight-to-quality environment.

Q: PLEASE DISCUSS THE FUND'S ECONOMIC OUTLOOK AND POSITIONING.

A: We believe that interest rates will remain low for much of 2002, until uncertainties about the economic recovery are lifted and the Federal Reserve Board (the "Fed") feels comfortable reversing its current accommodative interest rate policy. We also believe that, once begun, the Fed will push interest rates higher gradually so as not to disturb the fragile momentum in economic growth. Given this outlook, we will pursue the strategy we had in place early in the year: acquiring short-term, high-yielding, mortgage-backed and agency securities and, whenever appropriate, rotating out of Federal National Mortgage Association
(FNMA) and Federal Home Loan Mortgage Corporation (FHLMC) issues into those backed by the Government National Mortgage Association (GNMA).

(Unaudited)

STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIOD ENDED MARCH 31, 2002 REFLECT PERFORMANCE OF CLASS A SHARES AT THE MAXIMUM SALES CHARGE OF 3.25%, WITH ALL DISTRIBUTIONS REINVESTED. 1 YEAR: 1.08% 5 YEARS: 5.78% LIFE OF FUND: 4.37%. THE CLASS A SHARES WERE FIRST OFFERED ON 11/04/1993.

30-DAY SEC YIELD FOR THE PERIOD ENDED MAY 31, 2002:* CLASS A: 2.99% CLASS C:
2.20%

* THE 30-DAY SEC YIELD FOR EACH CLASS OF SHARES IS CALCULATED BY DIVIDING ANNUALIZED NET INVESTMENT INCOME PER SHARE DURING THE 30-DAY PERIOD ENDED MAY 31, 2002 BY THE MAXIMUM OFFERING PRICE PER SHARE ON THE LAST DAY OF THE PERIOD.

(1) Reflects total returns at net asset value for Class A shares, with all distributions reinvested for the period ended May 31, 2002.

(2) Lehman Intermediate Government Bond Index is an unmanaged index comprised of all publicly issued, non-convertible domestic debt of the U.S. government or any agency thereof, or any quasi-federal corporation and of corporate debt guaranteed by the U.S. government. Only notes and bonds with minimum outstanding principal of $1 million and minimum maturity of one year and maximum maturing of ten years are included. Indices are unmanaged, do not reflect the deduction of fees or expenses and are not available for direct investment.

IMPORTANT PERFORMANCE AND OTHER INFORMATION PERFORMANCE: PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. BECAUSE OF ONGOING MARKET VOLATILITY, FUND PERFORMANCE MAY BE SUBJECT TO SUBSTANTIAL FLUCTUATION. The investment return and principal value of an investment in the Fund will fluctuate so that shares, on any given day or when redeemed, may be worth more or less than their original cost. Except where noted, comparative fund performance does not account for the deduction of sales charges and would be different if sales charges were included. The Fund offers several classes of shares with distinct pricing options. For a full description of the differences in pricing alternatives, please see the Prospectus.

THE FUND'S PORTFOLIO IS ACTIVELY MANAGED AND, THEREFORE, ALLOCATIONS ARE SUBJECT TO CHANGE.

A NOTE ABOUT RISK: Although the U.S. Government Securities in which the Fund invests are guaranteed as to payments of interest and principal, their market prices are not guaranteed and will fluctuate in response to market movements.

MUTUAL FUNDS ARE NOT INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY BANKS, AND ARE SUBJECT TO INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. FOR MORE COMPLETE INFORMATION ABOUT THIS OR ANY LORD ABBETT MUTUAL FUND, INCLUDING RISKS, CHARGES AND ONGOING EXPENSES, PLEASE CALL YOUR INVESTMENT PROFESSIONAL OR LORD ABBETT DISTRIBUTOR LLC AT 800-874-3733 FOR A PROSPECTUS. AN INVESTOR SHOULD READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

SCHEDULE OF INVESTMENTS (UNAUDITED)
LIMITED DURATION U.S. GOVERNMENT FUND MAY 31, 2002

                                                                                        PRINCIPAL
                                                         INTEREST          MATURITY        AMOUNT
INVESTMENTS                                                  RATE              DATE         (000)           VALUE
-----------------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS 94.42%

AGENCY COMMERCIAL MORTGAGE-BACKED SECURITIES 2.87%
Federal National Mortgage Assoc.                             6.19%         9/1/2008      $    105    $    110,101
Federal National Mortgage Assoc.                             6.30%         1/1/2008            29          29,911
Federal National Mortgage Assoc.                             6.34%         1/1/2008            28          29,201
Federal National Mortgage Assoc.                             6.43%         1/1/2008            29          30,067
Federal National Mortgage Assoc.                             6.50%         4/1/2003           179         181,151
Federal National Mortgage Assoc.                             6.54%         1/1/2005            29          30,049
Federal National Mortgage Assoc.                             6.62%        10/1/2007            76          80,930
Federal National Mortgage Assoc.                            6.758%         4/1/2004            53          55,215
Federal National Mortgage Assoc.                             6.81%         8/1/2004            65          68,132
Federal National Mortgage Assoc.                             6.85%         8/1/2004            65          67,747
Federal National Mortgage Assoc.                            7.007%         6/1/2007           243         261,430
Federal National Mortgage Assoc.                             7.13%         5/1/2004           190         199,211
Federal National Mortgage Assoc.                            7.245%         9/1/2003           301         308,367
Federal National Mortgage Assoc.                            7.285%         7/1/2003           424         435,637
Federal National Mortgage Assoc.                             7.43%         8/1/2006            59          64,314
                                                                                                     ------------
TOTAL                                                                                                   1,951,463
                                                                                                     ============

COLLATERALIZED MORTGAGE OBLIGATIONS 28.22%
Federal Home Loan Mortgage Corp. 1595 F                     2.225%(a)    10/15/2013            23          22,812
Federal Home Loan Mortgage Corp. 1601 FA                    2.275%(a)    10/15/2008            99          99,038
Federal Home Loan Mortgage Corp. 1684 JA                    2.275%(a)     8/15/2020           352         352,534
Federal Home Loan Mortgage Corp. 1558 F                     2.275%(a)     5/15/2022            15          14,870
Federal Home Loan Mortgage Corp. 31 FC                      2.275%(a)     8/25/2023           330         330,297
Federal Home Loan Mortgage Corp. 1377 F                     2.375%(a)     9/15/2007           325         328,413
Federal Home Loan Mortgage Corp. 1550 FB                    2.375%(a)     7/15/2008           128         128,617
Federal Home Loan Mortgage Corp. 1635 O                     2.375%(a)    12/15/2008           535         535,997
Federal Home Loan Mortgage Corp. 1611 G                     2.375%(a)     5/15/2021           382         382,154
Federal Home Loan Mortgage Corp. 1493 F                     2.375%(a)    10/15/2021           122         121,819
Federal Home Loan Mortgage Corp. 1630 FC                    2.375%(a)    10/15/2022           467         468,219
Federal Home Loan Mortgage Corp. 29 FA                      2.375%(a)     3/25/2023           130         130,312
Federal Home Loan Mortgage Corp. 1551 JA                    2.425%(a)     7/15/2008           149         149,486
Federal Home Loan Mortgage Corp. 1678 FA                    3.423%(a)     2/15/2009           111         110,887
Federal Home Loan Mortgage Corp. 1461 J                      4.46%(a)     1/15/2008           148         147,449
Federal Home Loan Mortgage Corp. 1380 L                      5.00%       10/15/2007            95          96,114
Federal Home Loan Mortgage Corp. 1590 FA                     5.50%        1/15/2019           253         254,647
Federal Home Loan Mortgage Corp. 1577 PG                     5.50%        3/15/2021           173         173,940
Federal Home Loan Mortgage Corp. 2138 JC                     5.75%        7/15/2007           145         145,972

                        SEE NOTES TO FINANCIAL STATEMENTS

20

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
LIMITED DURATION U.S. GOVERNMENT FUND MAY 31, 2002

                                                                                        PRINCIPAL
                                                         INTEREST          MATURITY        AMOUNT
INVESTMENTS                                                  RATE              DATE         (000)           VALUE
-----------------------------------------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp. 1999-19 KA                  5.75%        9/25/2007      $    488    $    492,161
Federal Home Loan Mortgage Corp. 1604 G                      5.75%        1/15/2008           269         270,083
Federal Home Loan Mortgage Corp. 1619 PG                     5.80%       11/15/2021           434         437,592
Federal Home Loan Mortgage Corp. 1618 G                      5.85%       10/15/2007           358         363,515
Federal Home Loan Mortgage Corp. 1628 G                      5.85%        8/15/2019            63          63,452
Federal Home Loan Mortgage Corp. 2158 PC                     6.00%       11/15/2006            98          98,799
Federal Home Loan Mortgage Corp. 1601 PG                     6.00%       12/15/2006             -(b)          113
Federal Home Loan Mortgage Corp. 2112 TA                     6.00%        1/15/2007            13          13,469
Federal Home Loan Mortgage Corp. 1598 G                      6.00%        2/15/2007            57          57,772
Federal Home Loan Mortgage Corp. 2115 PN                     6.00%        3/15/2007           177         178,828
Federal Home Loan Mortgage Corp. 1647 PG                     6.00%        8/15/2007            72          72,386
Federal Home Loan Mortgage Corp. 1531 L                      6.00%        9/15/2007            82          82,030
Federal Home Loan Mortgage Corp. 1679 C                      6.00%       10/15/2007           921         929,220
Federal Home Loan Mortgage Corp. 1662 B                      6.00%       11/15/2007            74          75,375
Federal Home Loan Mortgage Corp. 1587 KA                     6.00%        7/15/2008           685         692,013
Federal Home Loan Mortgage Corp. 1679 H                      6.00%       11/15/2008            24          24,982
Federal Home Loan Mortgage Corp. 2114 PB                     6.00%        2/15/2014            62          63,071
Federal Home Loan Mortgage Corp. 2175 TC                     6.00%        2/15/2017           137         139,457
Federal Home Loan Mortgage Corp. 2076 PB                     6.00%       10/15/2017           154         155,411
Federal Home Loan Mortgage Corp. 2078 PA                     6.00%       12/15/2018            20          20,753
Federal Home Loan Mortgage Corp. 1585 F                      6.00%        1/15/2019           194         195,239
Federal Home Loan Mortgage Corp. 1590 F                      6.00%        1/15/2019            43          42,893
Federal Home Loan Mortgage Corp. 1610 PG                     6.00%        3/15/2019           167         167,826
Federal Home Loan Mortgage Corp. 1609 F                      6.00%        6/15/2019           288         290,678
Federal Home Loan Mortgage Corp. 1592 G                      6.00%        7/15/2019         1,073       1,080,936
Federal Home Loan Mortgage Corp. 1685 E                      6.00%        5/15/2022           292         294,293
Federal Home Loan Mortgage Corp. 1669 FA                     6.15%        7/15/2020           176         178,065
Federal Home Loan Mortgage Corp. 1553 E                      6.25%        4/15/2007            11          11,276
Federal Home Loan Mortgage Corp. 1541 F                      6.25%        5/15/2019            56          55,825
Federal Home Loan Mortgage Corp. 1512 G                      6.50%       12/15/2006           800         807,496
Federal Home Loan Mortgage Corp. 1587 L                      6.50%       10/15/2008           865         900,781
Federal Home Loan Mortgage Corp. 1660 H                      6.50%        1/15/2009           115         120,175
Federal Home Loan Mortgage Corp. 1703 JA                     6.50%        4/15/2009           365         369,216
Federal Home Loan Mortgage Corp. 1519 F                      6.75%        3/15/2007             -(b)           53
Federal Home Loan Mortgage Corp. 2433 NW                     8.50%        7/15/2004         1,234       1,247,781
Federal National Mortgage Assoc. 1993-238 F                 2.044%(a)     6/25/2008           107         106,481
Federal National Mortgage Assoc. 1996-53 FA                 2.194%(a)    12/25/2003            19          19,358
Federal National Mortgage Assoc. 1993-194 F                 2.244%(a      6/25/2008           410         410,817
Federal National Mortgage Assoc. 1993-209 F                 2.244%(a)     8/25/2008           106         106,472

                        SEE NOTES TO FINANCIAL STATEMENTS

                                                                           21

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
LIMITED DURATION U.S. GOVERNMENT FUND MAY 31, 2002

                                                                                        PRINCIPAL
                                                         INTEREST          MATURITY        AMOUNT
INVESTMENTS                                                  RATE              DATE         (000)           VALUE
-----------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assoc. G93-11 FA                  2.244%(a)    12/25/2008      $    346    $    345,725
Federal National Mortgage Assoc. 1994-89 FA                 2.294%(a)     3/25/2009           282         281,983
Federal National Mortgage Assoc. G94-7 F                    2.294%(a)    12/17/2019            70          70,534
Federal National Mortgage Assoc. G94-1 F                    2.294%(a)     1/25/2024            51          52,320
Federal National Mortgage Assoc. 1994-50 FD                 2.294%(a)     3/25/2024             5           4,825
Federal National Mortgage Assoc. 1992-141 FA                2.344%(a)     8/25/2007            88          88,832
Federal National Mortgage Assoc. 1993-173 F                 2.344%(a)     9/25/2008           275         275,350
Federal National Mortgage Assoc. 1993-221 FC                2.494%(a)     3/25/2008           102         102,168
Federal National Mortgage Assoc. G92-53 F                   2.594%(a)     4/25/2022             1             772
Federal National Mortgage Assoc. 1993-116 FA                3.153%(a)     7/25/2022            43          42,994
Federal National Mortgage Assoc. 1993-138 GA                 3.50%        5/25/2019           157         156,646
Federal National Mortgage Assoc. 1993-214 F                 3.553%(a)    12/25/2008           152         152,078
Federal National Mortgage Assoc. 1993-214 FL                3.553%(a)    12/25/2008           160         159,936
Federal National Mortgage Assoc. 1993-207 E                  5.00%        8/25/2020           501         502,592
Federal National Mortgage Assoc. 1993-182 G                  5.00%        8/25/2022            62          61,938
Federal National Mortgage Assoc. 1993-116 D                  5.75%        8/25/2019            74          73,692
Federal National Mortgage Assoc. 1993-210 PG                 5.75%        2/25/2020           902         905,915
Federal National Mortgage Assoc. 1993-183 GB                 5.85%        1/25/2019            42          42,496
Federal National Mortgage Assoc. 1993-188 L                  6.00%        4/25/2008           106         108,302
Federal National Mortgage Assoc. 1993-229 J                  6.00%       12/25/2008           126         127,407
Federal National Mortgage Assoc. 1994-40 H                   6.00%       10/25/2020            91          91,703
Federal National Mortgage Assoc. 1993-129 E                  6.25%        2/25/2007            20          20,060
Federal National Mortgage Assoc. 1993-85 PG                  6.25%        5/25/2007            34          34,424
Federal National Mortgage Assoc. 1994-48 DA                  6.25%        6/25/2007           475         480,552
Federal National Mortgage Assoc. 1993-186 G                  6.25%        3/25/2008            26          26,032
Federal National Mortgage Assoc. 1993-140 G                  6.25%        2/25/2012            39          39,631
Federal National Mortgage Assoc. 1993-103 PG                 6.25%        6/25/2019            19          18,569
Federal National Mortgage Assoc. 1993-139 G                  6.25%        7/25/2019            19          18,631
Federal National Mortgage Assoc. G93-32 PG                   6.25%       11/25/2019            25          25,162
Federal National Mortgage Assoc. 1993-102 G                  6.25%        1/25/2020            15          15,133
Federal National Mortgage Assoc. G92-53 A                    7.00%        9/25/2002            10           9,917
Federal National Mortgage Assoc. 1996-26 E                   7.00%       10/25/2009            45          46,195
Government National Mortgage Assoc. 1998-8 E                 5.35%        2/26/2019           172         172,496
                                                                                                     ------------
TOTAL                                                                                                  19,184,730
                                                                                                     ============
FEDERAL HOME LOAN MORTGAGE CORPORATION
 PASS-THROUGH SECURITIES 13.48%
Federal Home Loan Mortgage Corp.                             6.50%     2003 to 2014           132         136,680
Federal Home Loan Mortgage Corp.                             6.50%              TBA         6,900       7,012,125
Federal Home Loan Mortgage Corp.                             7.00%     2031 to 2032         1,950       2,016,632
Federal Home Loan Mortgage Corp.                             8.50%              TBA             2           1,595
                                                                                                     ------------
TOTAL                                                                                                   9,167,032
                                                                                                     ============

                        SEE NOTES TO FINANCIAL STATEMENTS

22

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
LIMITED DURATION U.S. GOVERNMENT FUND MAY 31, 2002

                                                                                        PRINCIPAL
                                                         INTEREST          MATURITY        AMOUNT
INVESTMENTS                                                  RATE              DATE         (000)           VALUE
-----------------------------------------------------------------------------------------------------------------
FEDERAL NATIONAL MORTGAGE ASSOCIATION
 PASS-THROUGH SECURITIES 13.08%
Federal National Mortgage Assoc.                             5.50%        11/1/2003      $     18    $     18,625
Federal National Mortgage Assoc.                             6.00%        11/1/2003            18          18,149
Federal National Mortgage Assoc.                             6.00%              TBA         5,520       5,607,989
Federal National Mortgage Assoc.                             6.00%              TBA         1,215       1,204,745
Federal National Mortgage Assoc.                             6.50%     2003 to 2011           330         342,583
Federal National Mortgage Assoc.                             7.00%     2005 to 2017         1,625       1,704,593
                                                                                                     ------------
TOTAL                                                                                                   8,896,684
                                                                                                     ============

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION
 PASS-THOURGH SECURITIES 1.09%
Government National Mortgage Assoc.                          6.50%        9/15/2002             -(b)          295
Government National Mortgage Assoc.                          7.00%        4/15/2028           135         140,222
Government National Mortgage Assoc.                          7.00%         6/1/2031           470         486,596
Government National Mortgage Assoc.                         10.00%        6/15/2019            17          19,423
Government National Mortgage Assoc.                         10.50%     2018 to 2020            81          92,249
                                                                                                     ------------
TOTAL                                                                                                     738,785
                                                                                                     ============

U.S. GOVERNMENT AGENCY DEBENTURES 31.93%
Federal National Mortgage Assoc.                             6.00%       12/21/2011         2,103       2,125,380
Federal National Mortgage Assoc.                            7.125%        2/15/2005        18,050      19,582,806
                                                                                                     ------------
TOTAL                                                                                                  21,708,186
                                                                                                     ============

U.S. TREASURY OBLIGATIONS 3.75%
US Treasury Note                                            5.625%        5/15/2008         2,418       2,548,524
                                                                                                     ------------
TOTAL LONG-TERM INVESTMENTS 94.42% (Cost $63,926,834)                                                  64,195,404
                                                                                                     ============

SHORT-TERM INVESTMENTS 25.08%

                                                                                           SHARES
                                                                                            (000)
                                                                                           ------
MUTUAL FUND 4.43%
Dreyfus Government Cash Management -
 Institutional Shares                                                                      3,010        3,010,000
                                                                                                     ------------

                                                                                        PRINCIPAL
                                                                                           AMOUNT
                                                                                            (000)
                                                                                        ---------
REPURCHASE AGREEMENT 20.65%
Repurchase Agreement dated 5/31/2002,1.80%
 due 6/03/2002 from J.P. Morgan Securities Inc.
 collateralized by $14,038,000 of Federal Home
 Loan Banks at 5.25% due 2/13/2004;
 Value-$14,114,100; proceeds:$14,040,106
 (Cost $14,038,000)                                                                        14,038      14,038,000
                                                                                                     ------------
TOTAL SHORT-TERM INVESTMENTS 25.08% (Cost $17,048,000)                                                 17,048,000
                                                                                                     ============

TOTAL INVESTMENTS 119.50% (Cost $80,974,834)                                                         $ 81,243,404
                                                                                                     ============

(a) Variable rate security. The interest rate represents the rate at May 31, 2002.
(b) Amount represents less than $1,000 Principal.
TBA - To be Announced.

                        SEE NOTES TO FINANCIAL STATEMENTS

(Unaudited)

LORD ABBETT U.S. GOVERNMENT FUND
FOR THE SIX MONTHS ENDED MAY 31, 2002

Q: HOW DID THE FUND PERFORM OVER THE SIX MONTHS ENDED MAY 31, 2002?

A: The Lord Abbett U.S. Government Fund returned 2.2%(1) for the six-months ended May 31, 2002, outperforming its peer group, the Lipper General U.S. Government Funds Average(2) which returned 1.5% for the period. PLEASE REFER TO PAGE 25 FOR STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS.

Q: WHAT FACTORS MOST SIGNIFICANTLY IMPACTED PERFORMANCE?

A: A primary source of performance was our decision to overweight the non-Treasury sectors in a period when spreads to Treasuries generally tightened. Also adding to performance was the portfolio's maturity structure, which benefited from a flattening yield curve. We overweighted 30-year Treasuries anticipating that if the economy were to pick up, yields at the long end would rise less than the yields of short-term bonds. Moreover, we believed the Treasury Department's decision to discontinue issuance of the 30-year bond would stimulate demand, raising their value. We offset the duration of 30-year bonds by holding fewer short- and intermediate-term Treasury notes. This portfolio structure produced better price performance than had we owned a proportionate amount of short and intermediate notes.

     Late in the period, we shifted the portfolio's positions to a lower exposure in mortgage-backed securities (MBS) and higher exposure in agency securities. This proved profitable as MBS gave back some of the spread gains registered earlier in the period and lower volatility improved callable agency prices. The composition of the portfolio's exposure to MBS also added to performance. The portfolio benefited from an underweight position in Government National Mortgage Association securities (GNMAs) in favor of current coupon issues backed by the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC). An underweight position was maintained in premium (high coupon) securities as well. We maintained a small exposure to 15-year 7% coupon mortgages, which have given us more exposure to premiums with less risk of accelerated prepayments than 30-year 7.5% mortgages.

     Detracting from performance early in the period was the portfolios' underweight positions in short-term maturities where performance was strong as the Federal Reserve Board (the "Fed") maintained its accommodative monetary policy stance. Later in the period, the Fund's term structure dampened performance as the yield curve steepened in response to geopolitical turmoil and equity market weakness.

(Unaudited)

Q: PLEASE DISCUSS THE FUND'S ECONOMIC OUTLOOK AND POSITIONING.

A: We believe the Fed has ended its interest rate easing cycle. At the same time, we do not expect the Fed to suddenly reverse its stance and send interest rates significantly higher. More likely, the Fed will resume its historically gradualist approach, raising rates only when the results of its economic stimulus efforts are apparent. Accordingly, we expect U.S. interest rates to remain low for much of 2002. Given this outlook, we will pursue the strategy we began early in the year: maintaining our portfolio maturity structure and maintaining underweight allocations in premium coupons and GNMA's in favor of current coupon FNMA and FHLMC mortgage-backed securities.

STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIOD ENDED MARCH 31, 2002 REFLECT PERFORMANCE OF CLASS A SHARES AT THE MAXIMUM SALES CHARGE OF 4.75%, WITH ALL DISTRIBUTIONS REINVESTED. 1 YEAR: -0.48% 5 YEAR: 6.02% 10 YEAR: 5.86%

30-DAY SEC YIELD FOR THE PERIOD ENDED MAY 31, 2002:* CLASS A: 3.33% CLASS B:
2.88% CLASS C: 2.91%

* THE 30-DAY SEC YIELD FOR EACH CLASS OF SHARES IS CALCULATED BY DIVIDING ANNUALIZED NET INVESTMENT INCOME PER SHARE DURING THE 30-DAY PERIOD ENDED MAY 31, 2002 BY THE MAXIMUM OFFERING PRICE PER SHARE ON THE LAST DAY OF THE PERIOD.

(1) Reflects total returns at net asset value for Class A shares, with all distributions reinvested for the period ended May 31, 2002.

(2) Lipper General U.S. Government Funds Average is based on the performance of a universe of funds that invest at least 65% of their assets in U.S. Government and agency issues. An investor cannot invest directly in an average or index. Lipper Inc. is a nationally recognized organization that reports on mutual fund total return performance and calculates fund rankings. Peer averages are based on universes of funds with similar investment objectives. Peer group averages include reinvested dividends and capital gains, if any, and exclude sales charges. (C)2002 REUTERS. All rights reserved. Any copying, republication or redistribution of Lipper content is expressly prohibited without the prior written consent of Lipper.

IMPORTANT PERFORMANCE AND OTHER INFORMATION PERFORMANCE: PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. BECAUSE OF ONGOING MARKET VOLATILITY, FUND PERFORMANCE MAY BE SUBJECT TO SUBSTANTIAL FLUCTUATION. The investment return and principal value of an investment in the Fund will fluctuate so that shares, on any given day or when redeemed, may be worth more or less than their original cost. Except where noted, comparative fund performance does not account for the deduction of sales charges and would be different if sales charges were included. The Fund offers several classes of shares with distinct pricing options. For a full description of the differences in pricing alternatives, please see the Prospectus.

The Fund's portfolio is actively managed and, therefore, allocations are subject to change.

A NOTE ABOUT RISK: Although the U.S. Government Securities in which the Fund invests are guaranteed as to payments of interest and principal, their market prices are not guaranteed and will fluctuate in response to market movements.

MUTUAL FUNDS ARE NOT INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY BANKS, AND ARE SUBJECT TO INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED. FOR MORE COMPLETE INFORMATION ABOUT THIS OR ANY LORD ABBETT MUTUAL FUND, INCLUDING RISKS, CHARGES AND ONGOING EXPENSES, PLEASE CALL YOUR INVESTMENT PROFESSIONAL OR LORD ABBETT DISTRIBUTOR LLC AT 800-874-3733 FOR A PROSPECTUS. AN INVESTOR SHOULD READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

SCHEDULE OF INVESTMENTS (UNAUDITED)
U.S. GOVERNMENT FUND MAY 31, 2002

                                                                                        PRINCIPAL
                                                         INTEREST          MATURITY        AMOUNT
INVESTMENTS                                                  RATE              DATE         (000)           VALUE
-----------------------------------------------------------------------------------------------------------------
LONG-TERM INVESTMENTS 120.83%

AGENCY COMMERCIAL MORTGAGE-BACKED SECURITIES 2.71%
Federal National Mortgage Assoc.                             6.08%        10/1/2008     $  25,256    $ 26,270,205
Federal National Mortgage Assoc.                             6.09%         7/1/2008         3,837       3,994,003
Federal National Mortgage Assoc.                            6.715%        10/1/2005         2,689       2,853,301
                                                                                                     ------------
TOTAL                                                                                                  33,117,509
                                                                                                     ============

COLLATERIZED MORTGAGE OBLIGATIONS 6.34%
Federal Home Loan Mortgage
 Corp. 1095 A PO                                      Zero Coupon         6/15/5021           349         295,728
Federal Home Loan Mortgage
 Corp. 1148 F PO                                      Zero Coupon        10/15/2021           860         736,012
Federal Home Loan Mortgage
 Corp. 141 A PO                                       Zero Coupon          7/1/2022           342         295,320
Federal Home Loan Mortgage
 Corp. 1363 B PO                                      Zero Coupon         8/15/2022           932         841,561
Federal Home Loan Mortgage
 Corp. 1372 C PO                                      Zero Coupon         9/15/2022           655         547,552
Federal Home Loan Mortgage Corp. 1558 F                     2.275%(a)     5/15/2022           845         845,068
Federal Home Loan Mortgage Corp. 31 FB                      2.275%(a)     8/25/2023         1,063       1,063,005
Federal Home Loan Mortgage Corp. 1969 FG                    2.275%(a)     1/17/2025            63          62,846
Federal Home Loan Mortgage Corp. 1364 A                     2.325%(a)     9/15/2007            68          67,779
Federal Home Loan Mortgage Corp. 1890 F                     2.375%(a)     6/15/2024             7           6,797
Federal Home Loan Mortgage Corp. 15602 PX                    4.00%        3/15/2023           375         375,506
Federal Home Loan Mortgage Corp. 2091 NB                     5.50%       12/15/2013           338         340,319
Federal Home Loan Mortgage Corp. 1577 PG                     5.50%        3/15/2021         1,281       1,287,154
Federal Home Loan Mortgage Corp. 2086 PC                     5.75%        1/15/2016           623         626,401
Federal Home Loan Mortgage Corp. 2046 PB                     5.75%       11/15/2018         1,169       1,183,371
Federal Home Loan Mortgage Corp. 2106 VC                     6.00%       11/15/2004         1,377       1,416,346
Federal Home Loan Mortgage Corp. 1598 G                      6.00%        2/15/2007           368         370,335
Federal Home Loan Mortgage Corp. 1693 G                      6.00%        7/15/2007         1,870       1,891,730
Federal Home Loan Mortgage Corp. 1647 PG                     6.00%        8/15/2007            65          65,147
Federal Home Loan Mortgage Corp. 1586 H                      6.00%        8/15/2007         1,249       1,264,196
Federal Home Loan Mortgage Corp. 1531 I                      6.00%        9/15/2007           544         546,867
Federal Home Loan Mortgage Corp. 1550 H                      6.00%        7/15/2008         3,149       3,246,399
Federal Home Loan Mortgage Corp. 2238 LA                     6.00%        1/15/2011            53          53,247
Federal Home Loan Mortgage Corp. 1584 G                      6.00%        9/15/2018           863         864,817
Federal Home Loan Mortgage Corp. 2078 PA                     6.00%       12/15/2018         1,961       1,992,307

                       SEE NOTES TO FINANCIAL STATEMENTS.

26

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
U.S. GOVERNMENT FUND MAY 31, 2002

                                                                                        PRINCIPAL
                                                         INTEREST          MATURITY        AMOUNT
INVESTMENTS                                                  RATE              DATE         (000)           VALUE
-----------------------------------------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp. 1993-202 G                  6.00%        6/25/2019     $     442    $    445,403
Federal Home Loan Mortgage Corp. 1588 PG                     6.00%       11/15/2020           436         439,832
Federal Home Loan Mortgage Corp. 1653 PG                     6.00%       10/15/2021         3,390       3,428,122
Federal Home Loan Mortgage Corp. 1685 E                      6.00%        5/15/2022         1,458       1,471,466
Federal Home Loan Mortgage Corp. 1541 F                      6.25%        5/15/2019           246         247,011
Federal Home Loan Mortgage Corp. 1706 G                      6.25%        8/15/2021         1,819       1,846,166
Federal Home Loan Mortgage Corp. 1703 F                      6.40%        1/15/2008         1,503       1,522,992
Federal Home Loan Mortgage Corp. 1681 PG                     6.40%        9/15/2021         2,809       2,845,943
Federal Home Loan Mortgage Corp. 1694 B                      6.45%        8/15/2021         2,217       2,241,100
Federal Home Loan Mortgage Corp. 15 H                        6.50%        6/25/2019           151         151,931
Federal Home Loan Mortgage Corp. 1711 PC                     6.50%        8/15/2021         5,412       5,497,973
Federal Home Loan Mortgage Corp. 1059 U IO                  11.00%(b)     4/15/2021             6          54,029
Federal Home Loan Mortgage Corp. 1200 IB IO                 12.00%(b)     2/15/2022             1          13,993
Federal Home Loan Mortgage Corp. 1058 I IO                  14.50%(b)     4/15/2022             2          44,336
Federal Home Loan Mortgage Corp. 1049 N IO                  14.60%(b)     2/15/2021             8         159,871
Federal Home Loan Mortgage Corp. 1180 G IO                  14.60%(b)    11/15/2021             2          39,753
Federal Home Loan Mortgage Corp. 1241 X IO                  15.40%(b)     4/15/2022             1          29,921
Federal Home Loan Mortgage Corp. 1032 IO                    19.70%(b)    12/15/2020             5          52,982
Federal Home Loan Mortgage Corp. 181 F IO                   22.90%(b)     8/15/2021            38         378,280
Federal Home Loan Mortgage Corp. 73 G IO                    26.80%(b)    10/15/2020             4          77,996
Federal Home Loan Mortgage Corp. 1137 M IO                  29.50%(b)     9/15/2021             3          66,576
Federal Home Loan Mortgage Corp. 1082 D IO                  31.30%(b)     5/15/2021            13         205,839
Federal Home Loan Mortgage Corp. 1020 S IO                  73.50%(b)    12/15/2020             3          26,264
Federal Home Loan Mortgage Corp. 10461 IO                   74.90%(b)     2/15/2021             3          37,652
Federal Home Loan Mortgage Corp. 1066 S IO                 115.30%(b)     4/15/2021             8         211,974
Federal National Mortgage
 Assoc. 133 1 PO                                      Zero Coupon         4/25/2022            72          61,837
Federal National Mortgage Assoc. 1996-53 FA                 2.194%(a)    12/25/2003         3,209       3,206,948
Federal National Mortgage Assoc. 1993-89 F                  2.244%(a)     9/25/2021           160         160,014
Federal National Mortgage Assoc. G94-1 F                    2.294%(a)     1/25/2024         3,425       3,493,546
Federal National Mortgage Assoc. 1993-54 FK                 2.444%(a)     4/25/2021           386         387,615
Federal National Mortgage Assoc. 1994-22 B                   5.00%       12/25/2022           914         916,302
Federal National Mortgage Assoc. G93-38 PB                   5.80%        4/25/2018         3,688       3,710,846
Federal National Mortgage Assoc. 1994-42 PH                  5.85%       12/25/2020         7,459       7,537,950
Federal National Mortgage Assoc. 1993-209 G                  6.00%        5/25/2007           577         582,486
Federal National Mortgage Assoc. 1993-181 E                  6.00%        8/25/2007           417         421,357
Federal National Mortgage Assoc. 1993-187 G                  6.00%        9/25/2018           237         236,781

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           27

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
U.S. GOVERNMENT FUND MAY 31, 2002

                                                                                        PRINCIPAL
                                                         INTEREST             MATURITY     AMOUNT
INVESTMENTS                                                  RATE                 DATE      (000)           VALUE
-----------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assoc. 1590 F                      6.00%           1/15/2019   $    575    $    579,641
Federal National Mortgage Assoc. 1993-136 PB                 6.00%           3/25/2019        857         857,285
Federal National Mortgage Assoc. 1994-23 PD                  6.00%           8/25/2019        844         849,444
Federal National Mortgage Assoc. 1994-72 G                   6.00%          10/25/2019      5,924       5,972,293
Federal National Mortgage Assoc. 1993-245 PG                 6.00%           2/25/2021        489         491,247
Federal National Mortgage Assoc. 1993-129 E                  6.25%           2/25/2007        626         628,538
Federal National Mortgage Assoc. 1993-138 G                  6.25%           5/25/2019        561         562,425
Federal National Mortgage Assoc. 1993-155 G                  6.25%           8/25/2019        421         422,041
Federal National Mortgage Assoc. 1993-147 PG                 6.25%           6/25/2020        375         377,054
Federal National Mortgage Assoc. 1993-118 G                  6.50%          11/25/2006        830         833,410
Federal National Mortgage Assoc. 1993-98 G                   6.50%           4/25/2019         28          28,347
Federal National Mortgage Assoc. 1994-36 GA                  6.50%           2/25/2020      1,867       1,883,581
Federal National Mortgage Assoc. 1999-24 VJ                  6.50%           1/20/2029      1,235       1,262,854
Federal National Mortgage Assoc. 94 2 IO                     9.50%            8/1/2021        142          27,271
Federal National Mortgage Assoc. 1991-158 E IO               9.50%(b)       12/25/2021          3          83,033
                                                                                                     ------------
TOTAL                                                                                                  77,397,361
                                                                                                     ============

FEDERAL HOME LOAN MORTGAGE CORPORATION
 PASS-THROUGH SECURITIES 28.61%
Federal Home Loan Mortgage Corp.                             6.00%     5/1 to 6/1/2031     11,645      11,562,607
Federal Home Loan Mortgage Corp.                             6.50%                 TBA    194,150     197,304,938
Federal Home Loan Mortgage Corp.                             7.00%        2031 to 2032    112,135     115,966,660
Federal Home Loan Mortgage Corp.                             7.50%    5/1 to 10/1/2031     23,158      24,243,713
                                                                                                     ------------
TOTAL                                                                                                 349,077,918
                                                                                                     ============

FEDERAL NATIONAL MORTGAGE ASSOCIATION
 PASS-THROUGH SECURITIES 22.04%
Federal National Mortgage Assoc.                            4.636%(a)         2/1/2019        809         818,745
Federal National Mortgage Assoc.                             5.50%           11/1/2025      3,164       3,108,622
Federal National Mortgage Assoc.                             6.00%                 TBA    147,195     147,290,161
Federal National Mortgage Assoc.                             6.50%     4/1 to 5/1/2017     13,237      13,692,046
Federal National Mortgage Assoc.                             7.00%        2014 to 2017     93,196      97,725,105
Federal National Mortgage Assoc.                             7.50%           11/1/2023      5,886       6,268,748
                                                                                                     ------------
TOTAL                                                                                                 268,903,427
                                                                                                     ============

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION
 PASS-THROUGH SECURITIES 7.00%
Government National Mortgage Assoc.                          6.50%   3/15 to 6/15/2028      4,349       4,442,329
Government National Mortgage Assoc.                          7.00%        2027 to 2029     46,632      48,511,062
Government National Mortgage Assoc.                          7.00%                 TBA     25,000      25,882,750
Government National Mortgage Assoc.                          7.50%           6/15/2030      3,810       4,006,260
Government National Mortgage Assoc.                          9.00%           6/15/2018        768         846,908
Government National Mortgage Assoc.                         10.00%        2018 to 2019      1,523       1,717,039
                                                                                                     ------------
TOTAL                                                                                                  85,406,348
                                                                                                     ============

                       SEE NOTES TO FINANCIAL STATEMENTS.

28

SCHEDULE OF INVESTMENTS (UNAUDITED)(CONTINUED)
U.S. GOVERNMENT FUND MAY 31, 2002

                                                                                           PRINCIPAL
                                                         INTEREST             MATURITY        AMOUNT
INVESTMENTS                                                  RATE                 DATE         (000)              VALUE
-----------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY DEBENTURES 30.00%
Federal Home Loan Mortgage Corp.                             7.50%          10/22/2002    $  200,000    $   204,262,800
Federal National Mortgage Assoc.                             5.50%          10/18/2011        22,932         22,593,684
Federal National Mortgage Assoc.                             6.00%           5/15/2011        21,883         22,609,953
Federal National Mortgage Assoc.                             6.00%          12/21/2011        19,655         19,864,169
Federal National Mortgage Assoc.                            6.625%           9/15/2009        42,617         46,005,052
Federal National Mortgage Assoc.                            6.625%          11/15/2030        48,715         50,767,363
                                                                                                        ---------------
TOTAL                                                                                                       366,103,021
                                                                                                        ===============

U.S. TREASURY OBLIGATIONS 24.13%
U.S. Treasury Bond                                           5.25%           2/15/2029        58,945         54,814,134
U.S. Treasury Bond                                          10.75%           2/15/2003        95,975        101,706,627
U.S. Treasury Bond                                          10.75%           5/15/2003        75,000         80,926,500
U.S. Treasury Bond Strip                                    6.125%          11/15/2027         5,085          1,123,887
U.S. Treasury Bond Strip                                     8.75%           8/15/2020       128,675         43,182,043
U.S. Treasury Note                                          5.625%           5/15/2008        12,108         12,761,591
                                                                                                        ---------------
TOTAL                                                                                                       294,514,782
                                                                                                        ===============
TOTAL LONG-TERM INVESTMENTS 120.83% (Cost $1,463,120,938)                                                 1,474,520,366
                                                                                                        ===============

SHORT-TERM INVESTMENTS 9.91%

                                                                                             SHARES
                                                                                               (000)
                                                                                          ----------
MUTUAL FUND 4.59%
Dreyfus Government
Cash Management - Institutional Shares                                                        55,951    $    55,951,315
                                                                                                        ---------------

                                                                                           PRINCIPAL
                                                                                              AMOUNT
                                                                                               (000)
                                                                                          ----------
REPURCHASE AGREEMENT 5.32%
Repurchase Agreement dated 5/31/2002 from
 J.P. Morgan Chase & Co. collaterized by
 $63,260,000 of Federal National Mortgage Assoc.
 at 5.125% due 2/13/2004;
 value-$65,375,265; proceeds: $64,975,745
 (Cost $64,966,000)                                          1.80%            6/3/2002    $   64,966         64,966,000
                                                                                                        ---------------
TOTAL SHORT-TERM INVESTMENTS 9.91% (COST $120,917,315)                                                      120,917,315
                                                                                                        ---------------
TOTAL INVESTMENTS 130.74% (Cost $1,584,038,253)                                                         $ 1,595,437,681
                                                                                                        ===============

SECURITIES SOLD SHORT 1.67%
Federal Home Loan Mortgage Corporation
 Pass-Through Securities
Federal Home Loan Mortgage Corp.                             7.00%                 TBA    $   19,717    $    20,370,224
TOTAL (COST $20,293,598)

(a) Variable rate security. The interest rate represents the rate at May 31, 2002.
(b) The rate shown represents yield at May 31,2002.
IO - Interest Only.
PO - Principal Only.
TBA - To be Announced

                       SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)
May 31, 2002

                                                                          BALANCED         HIGH YIELD
                                                                              FUND               FUND

ASSETS:
   Investments in securities, at cost                              $   183,834,215   $    102,271,953
-----------------------------------------------------------------------------------------------------
   Investments in securities, at value                             $   169,899,497   $    102,163,809
   Receivables:
     Interest and dividends                                                 60,747          2,157,085
     Investment securities sold                                          1,581,625          4,189,391
     Capital shares sold                                                 1,379,193          1,599,592
     From underlying funds                                                 188,591                  -
   Prepaid expenses and other assets                                        38,065             32,334
-----------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                        173,147,718        110,142,211
=====================================================================================================
LIABILITIES:
   Payables:
     Investment securities purchased                                     1,946,019          6,787,919
     Capital shares reacquired                                             193,240            147,325
     Management fees                                                             -             53,126
     12b-1 distribution fees                                                86,347             73,834
     Trustees' fees                                                          3,722                218
   Accrued expenses and other liabilities                                   65,494             33,234
-----------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                     2,294,822          7,095,656
=====================================================================================================
NET ASSETS                                                         $   170,852,896   $    103,046,555
=====================================================================================================
COMPOSITION OF NET ASSETS:
Paid-in capital                                                        185,961,216        111,845,940
Undistributed (distributions in excess) of net
 investment income                                                         414,630           (539,797)
Accumulated net realized loss on investments and foreign
 currency related tranactions                                           (1,588,232)        (8,151,565)
Net unrealized depreciation on investments and translation
 of assets and liabilities denominated in foreign currencies           (13,934,718)          (108,023)
-----------------------------------------------------------------------------------------------------
NET ASSETS                                                         $   170,852,896   $    103,046,555
=====================================================================================================
NET ASSETS BY CLASS:
Class A Shares                                                     $   119,917,869   $     49,139,466
Class B Shares                                                     $    26,675,680   $     24,577,813
Class C Shares                                                     $    24,259,347   $     28,743,229
Class Y Shares                                                                   -   $        586,047

OUTSTANDING SHARES BY CLASS:
Class A Shares                                                          11,306,933          6,134,924
Class B Shares                                                           2,515,487          3,077,154
Class C Shares                                                           2,289,392          3,594,629
Class Y Shares                                                                   -             73,511

NET ASSET VALUE, OFFERING AND REDEMPTION PRICE PER SHARE
 (NET ASSETS DIVIDED BY OUTSTANDING SHARES):
Class A Shares-Net asset value                                     $         10.61   $           8.01
Class A Shares-Maximum offering price
 (Net asset value plus sales charge of 5.75% and 4.75%,
   respectively)                                                   $         11.26   $           8.41
Class B Shares-Net asset value                                     $         10.60   $           7.99
Class C Shares-Net asset value                                     $         10.60   $           8.00
Class Y Shares-Net asset value                                                   -   $           7.97
=====================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

30

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)(CONTINUED)
May 31, 2002

                                                                  LIMITED DURATION
                                                                   U.S. GOVERNMENT    U.S. GOVERNMENT
                                                                              FUND               FUND

ASSETS:
   Investments in securities, at cost                              $    80,974,834   $  1,563,744,655
-----------------------------------------------------------------------------------------------------
   Investments in securities, at value                             $    81,243,404   $  1,575,067,457
   Deposits with brokers for securities sold short                               -         20,370,224
   Market value of collateral for securities loaned                              -        121,314,089
   Cash                                                                     23,452                  -
   Receivables:
     Interest and dividends                                                557,750         10,233,793
     Investment securities sold                                         14,651,122        259,737,746
     Capital shares sold                                                 1,334,814            794,609
   Prepaid expenses and other assets                                        14,091            100,981
-----------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                         97,824,633      1,987,618,899
-----------------------------------------------------------------------------------------------------
LIABILITIES:
   Securities sold short at fair value                                           -         20,370,224
   Securities lending collateral                                                 -        121,314,089
   Payables:
     Investment securities purchased                                    29,249,177        616,471,530
     Capital shares reacquired                                             298,920          1,596,054
     Management fees                                                        23,478            550,981
     12b-1 distribution fees                                                45,051            520,474
     Trustees' fees                                                          1,837          1,085,864
     Payable to bank                                                             -              4,177
     Dividends payable                                                     179,428          4,724,414
   Accrued expenses and other liabilities                                   39,935            675,090
-----------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                    29,837,826        767,312,897
=====================================================================================================
NET ASSETS                                                         $    67,986,807   $  1,220,306,002
=====================================================================================================
COMPOSITION OF NET ASSETS:
Paid-in capital                                                         68,923,924      1,801,251,021
Distributions in excess of net investment income                          (754,324)       (32,074,453)
Accumulated net realized loss on investments                              (451,363)      (560,193,368)
Net unrealized appreciation on investments                                 268,570         11,322,802
-----------------------------------------------------------------------------------------------------
NET ASSETS                                                         $    67,986,807   $  1,220,306,002
=====================================================================================================
NET ASSETS BY CLASS:
Class A Shares                                                     $    34,482,007   $  1,059,820,440
Class B Shares                                                                   -   $     61,294,905
Class C Shares                                                     $    33,504,800   $     99,190,657

OUTSTANDING SHARES BY CLASS:
Class A Shares                                                           7,725,725        410,410,709
Class B Shares                                                                   -         23,728,295
Class C Shares                                                           7,454,273         38,273,411

NET ASSET VALUE, OFFERING AND REDEMPTION PRICE PER SHARE
 (NET ASSETS DIVIDED BY OUTSTANDING SHARES):
Class A Shares-Net asset value                                     $          4.46   $           2.58
Class A Shares-Maximum offering price
 (Net asset value plus sales charge of 3.25% and 4.75%,
   respectively)                                                   $          4.61   $           2.71
Class B Shares-Net asset value                                                   -   $           2.58
Class C Shares-Net asset value                                     $          4.49   $           2.59
=====================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF OPERATIONS (UNAUDITED)
For the Six Months Ended May 31, 2002

                                                                          BALANCED         HIGH YIELD
                                                                              FUND               FUND

INVESTMENT INCOME:
Dividends                                                          $     3,504,131   $         94,375
Interest                                                                    35,561          4,152,197
-----------------------------------------------------------------------------------------------------
TOTAL INVESTMENT INCOME                                                  3,539,692          4,246,572
-----------------------------------------------------------------------------------------------------
EXPENSES:
Management fees                                                            591,409            248,571
12b-1 distribution plan-Class A                                            216,765             84,723
12b-1 distribution plan-Class B                                            125,404            106,403
12b-1 distribution plan-Class C                                            105,504            115,920
Shareholder servicing                                                      130,029             42,591
Fund administration                                                          9,930              5,483
Reports to shareholders                                                      9,335              5,321
Professional                                                                 6,991              8,992
Custody                                                                      2,400              6,293
Trustees' fees                                                               1,953                798
Registration                                                                     -                117
Other                                                                        4,983              2,947
-----------------------------------------------------------------------------------------------------
Gross expenses                                                           1,204,703            628,159
   Management fee waived                                                  (591,409)                 -
   Expenses assumed by Underlying Funds                                   (164,920)                 -
   Expense reductions                                                         (701)              (767)
-----------------------------------------------------------------------------------------------------
NET EXPENSES                                                               447,673            627,392
-----------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                    3,092,019          3,619,180
-----------------------------------------------------------------------------------------------------
NET REALIZED AND UNREALIZED LOSS:
Capital gains received from Underlying Funds                                 3,047                  -
Net realized loss on investments and foreign currency
 related transactions                                                            -         (3,421,150)
Net change in unrealized appreciation/depreciation on
 investments and translation of assets and liabilities
 denominated in foreign currencies                                      (3,381,437)         1,685,982
=====================================================================================================
Net realized and unrealized loss                                        (3,378,390)        (1,735,168)
=====================================================================================================
Net Increase (Decrease) in Net Assets Resulting From Operations    $      (286,371)  $      1,884,012
=====================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

32

STATEMENTS OF OPERATIONS (UNAUDITED)(CONTINUED)
For the Six Months Ended May 31, 2002

                                                                  LIMITED DURATION
                                                                   U.S. GOVERNMENT    U.S. GOVERNMENT
                                                                              FUND               FUND

INVESTMENT INCOME:
Interest                                                           $     1,003,265   $     26,559,602
Dividends                                                                   12,372            251,315
-----------------------------------------------------------------------------------------------------
TOTAL INVESTMENT INCOME                                                  1,015,637         26,810,917
-----------------------------------------------------------------------------------------------------
EXPENSES:
Management fees                                                            148,635          3,089,542
12b-1 distribution plan-Class A                                                  -          2,090,193
12b-1 distribution plan-Class B                                                  -            291,917
12b-1 distribution plan-Class C                                            146,361            480,983
Shareholder servicing                                                       33,777            815,141
Reports to shareholders                                                      9,975             77,895
Custody                                                                      9,406             55,857
Fund administration                                                          6,486             40,780
Professional                                                                 7,544             68,072
Registration                                                                   926             14,017
Trustees' fees                                                                 601             20,038
Other                                                                        5,512            109,037
-----------------------------------------------------------------------------------------------------
Gross expenses                                                             369,223          7,153,472
   Expense reductions                                                         (281)           (10,618)
-----------------------------------------------------------------------------------------------------
NET EXPENSES                                                               368,942          7,142,854
-----------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                      646,695         19,668,063
-----------------------------------------------------------------------------------------------------
NET REALIZED AND UNREALIZED GAIN:
Net realized gain on investments                                           303,327         12,233,137
Net change in unrealized appreciation/depreciation on investments           22,189         (5,937,634)
=====================================================================================================
Net realized and unrealized gain                                           325,516          6,295,503
=====================================================================================================
Net Increase in Net Assets Resulting From Operations               $       972,211   $     25,963,566
=====================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS (UNAUDITED)
Six Months Ended May 31, 2002

                                                                          BALANCED         HIGH YIELD
INCREASE IN NET ASSETS                                                        FUND               FUND

OPERATIONS:
Net investment income                                              $     3,092,019   $      3,619,180
Capital gains received from Underlying Funds                                 3,047                  -
Net realized loss on investments and foreign currency
 related transactions                                                            -         (3,421,150)
Net change in unrealized appreciation/depreciation on
 investments and translation of assets and liablities
 denominated in foreign currencies                                      (3,381,437)         1,685,982
-----------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS           (286,371)         1,884,012
=====================================================================================================
DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income
   Class A                                                              (2,109,481)        (1,922,481)
   Class B                                                                (387,343)        (1,013,808)
   Class C                                                                (374,206)        (1,087,330)
   Class Y                                                                       -             (1,066)
-----------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS TO SHAREHOLDERS                                     (2,871,030)        (4,024,685)
=====================================================================================================
CAPITAL SHARE TRANSACTIONS:
Net proceeds from sales of shares                                       44,150,983         49,106,542
Reinvestment of distributions                                            2,579,637          1,993,603
Cost of shares reacquired                                              (13,423,943)       (10,975,696)
-----------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM CAPITAL
 SHARE TRANSACTIONS                                                     33,306,677         40,124,449
=====================================================================================================
NET INCREASE IN NET ASSETS                                              30,149,276         37,983,776
=====================================================================================================
NET ASSETS:
Beginning of period                                                    140,703,620         65,062,779
-----------------------------------------------------------------------------------------------------
END OF PERIOD                                                      $   170,852,896   $    103,046,555
=====================================================================================================
UNDISTRIBUTED (DISTRIBUTIONS IN EXCESS OF) NET INVESTMENT INCOME   $       414,630   $       (539,797)
=====================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

34

STATEMENTS OF CHANGES IN NET ASSETS (UNAUDITED)(CONTINUED)
Six Months Ended May 31, 2002

                                                                  LIMITED DURATION
                                                                   U.S. GOVERNMENT    U.S. GOVERNMENT
INCREASE (DECREASE) IN NET ASSETS                                             FUND               FUND

OPERATIONS:
Net investment income                                              $       646,695   $     19,668,063
Net realized gain on investments                                           303,327         12,233,137
Net change in unrealized appreciation/depreciation on investments           22,189         (5,937,634)
-----------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                       972,211         25,963,566
=====================================================================================================
DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income
   Class A                                                                (619,191)       (27,712,155)
   Class B                                                                       -         (1,328,598)
   Class C                                                                (495,850)        (2,226,451)
-----------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS TO SHAREHOLDERS                                     (1,115,041)       (31,267,204)
=====================================================================================================
CAPITAL SHARE TRANSACTIONS:
Net proceeds from sales of shares                                       41,337,631         82,242,385
Reinvestment of distributions                                              462,247         19,514,779
Cost of shares reacquired                                              (25,555,609)      (127,173,752)
-----------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM CAPITAL
 SHARE TRANSACTIONS                                                     16,244,269        (25,416,588)
=====================================================================================================
NET INCREASE (DECREASE) IN NET ASSETS                                   16,101,439        (30,720,226)
=====================================================================================================
NET ASSETS:
Beginning of period                                                     51,885,368      1,251,026,228
-----------------------------------------------------------------------------------------------------
END OF PERIOD                                                      $    67,986,807   $  1,220,306,002
=====================================================================================================
DISTRIBUTIONS IN EXCESS OF NET INVESTMENT INCOME                   $      (754,324)  $    (32,074,453)
=====================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN NET ASSETS
Year Ended November 30, 2001

                                                                          BALANCED         HIGH YIELD
INCREASE IN NET ASSETS                                                        FUND               FUND

OPERATIONS:
Net investment income                                              $     5,458,443   $      4,220,983
Capital gains received from underlying funds                             3,286,254                  -
Net realized loss on investments and foreign currency
 related transactions                                                   (4,626,946)        (3,051,727)
Net change in unrealized appreciation/depreciation on
 investments and translation of assets and liabilities
 denominated in foreign currencies                                      (1,805,435)         2,175,211
-----------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                     2,312,316          3,344,467
=====================================================================================================
DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income
   Class A                                                              (4,129,565)        (2,244,881)
   Class B                                                                (791,877)        (1,103,720)
   Class C                                                                (751,522)          (934,835)
   Class Y                                                                       -               (114)
Paid-in capital
   Class A                                                                (202,460)          (190,067)
   Class B                                                                 (39,971)           (93,848)
   Class C                                                                 (38,357)           (80,730)
   Class Y                                                                       -                 (9)
Net realized gain
   Class A                                                              (3,327,543)                 -
   Class B                                                                (688,406)                 -
   Class C                                                                (700,394)                 -
-----------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS TO SHAREHOLDERS                                    (10,670,095)        (4,648,204)
=====================================================================================================
CAPITAL SHARE TRANSACTIONS:
Net proceeds from sales of shares                                       51,050,894         49,837,866
Reinvestment of distributions                                           10,167,672          2,741,159
Cost of shares reacquired                                              (18,822,275)       (18,059,322)
-----------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM CAPITAL
 SHARE TRANSACTIONS                                                     42,396,291         34,519,703
=====================================================================================================
NET INCREASE IN NET ASSETS                                              34,038,512         33,215,966
=====================================================================================================
NET ASSETS:
Beginning of year                                                      106,665,108         31,846,813
-----------------------------------------------------------------------------------------------------
END OF YEAR                                                        $   140,703,620   $     65,062,779
=====================================================================================================
UNDISTRIBUTED (DISTRIBUTIONS IN EXCESS OF) NET INVESTMENT INCOME   $       193,641   $       (134,292)
=====================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

36

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
Year Ended November 30, 2001

                                                                  LIMITED DURATION
                                                                   U.S. GOVERNMENT    U.S. GOVERNMENT
INCREASE IN NET ASSETS                                                        FUND               FUND

OPERATIONS:
Net investment income                                              $       950,926   $     58,292,156
Net realized gain on investments                                           504,332         57,700,313
Net change in unrealized appreciation/depreciation on investments          204,569            416,017
-----------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                     1,659,827        116,408,486
=====================================================================================================
DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income
   Class A                                                              (1,083,459)       (67,122,708)
   Class B                                                                       -         (2,237,749)
   Class C                                                                (401,111)        (5,187,945)
-----------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS TO SHAREHOLDERS                                     (1,484,570)       (74,548,402)
=====================================================================================================
CAPITAL SHARE TRANSACTIONS:
Net proceeds from sales of shares                                       72,991,128        218,725,475
Reinvestment of distributions                                              864,982         46,365,550
Cost of shares reacquired                                              (35,624,846)      (306,225,040)
-----------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM CAPITAL
 SHARE TRANSACTIONS                                                     38,231,264        (41,134,015)
=====================================================================================================
NET INCREASE IN NET ASSETS                                              38,406,521            726,069
=====================================================================================================
NET ASSETS:
Beginning of year                                                       13,478,847      1,250,300,159
-----------------------------------------------------------------------------------------------------
END OF YEAR                                                        $    51,885,368   $  1,251,026,228
=====================================================================================================
DISTRIBUTIONS IN EXCESS OF NET INVESTMENT INCOME                   $      (285,978)  $    (20,475,312)
=====================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
BALANCED FUND

                                       SIX MONTHS
                                          ENDED                              YEAR ENDED 11/30
                                        5/31/2002       --------------------------------------------------------
                                       (UNAUDITED)        2001          2000       1999        1998       1997

PER SHARE OPERATING PERFORMANCE
 (CLASS A SHARES)
NET ASSET VALUE, BEGINNING OF PERIOD   $     10.80      $  11.64     $  12.34    $  12.87    $  12.80    $ 11.81
                                       ===========      ========     ========    ========    ========    =======

Investment operations

   Net investment income                       .22(a)        .52(a)       .58(a)      .54(a)      .54(a)     .47(a)
   Net realized and unrealized gain
     (loss)                                   (.20)         (.26)        (.01)        .61         .40       1.15
                                       -----------      --------     --------    --------    --------    -------
     Total from investment operations          .02           .26          .57        1.15         .94       1.62
                                       -----------      --------     --------    --------    --------    -------

Distributions to shareholders from:

   Net investment income                      (.21)         (.56)        (.60)       (.54)       (.52)      (.46)
   Paid-in capital                               -          (.05)           -           -           -          -
   Net realized gain                             -          (.49)        (.67)      (1.14)       (.35)      (.17)
                                       -----------      --------     --------    --------    --------    -------
     Total distributions                      (.21)        (1.10)       (1.27)      (1.68)       (.87)      (.63)
                                       -----------      --------     --------    --------    --------    -------
NET ASSET VALUE, END OF PERIOD         $     10.61      $  10.80     $  11.64    $  12.34    $  12.87    $ 12.80
                                       ===========      ========     ========    ========    ========    =======

Total Return(b)                                .16%(c)      2.24%        4.85%      10.01%       7.69%     14.24%

RATIOS TO AVERAGE NET ASSETS

   Expenses, including waiver and
     expense reductions                        .20%(c)       .32%         .36%        .25%        .27%      1.10%
   Expenses, excluding waiver and
     expense reductions                        .68%(c)      1.47%        1.51%       1.00%        .92%      1.53%
   Net investment income                      2.07%(c)      4.72%        4.94%       4.41%       4.28%      3.89%

                                       SIX MONTHS
                                          ENDED                              YEAR ENDED 11/30
                                        5/31/2002       --------------------------------------------------------
SUPPLEMENTAL DATA:                     (UNAUDITED)        2001          2000       1999        1998       1997
================================================================================================================
   Net assets, end of period (000)     $   119,918      $ 98,032     $ 75,360    $ 72,073    $ 44,668    $17,149
   Portfolio turnover rate                   22.32%        30.69%        3.86%       8.30%     131.36%    216.07%
================================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

38

FINANCIAL HIGHLIGHTS (CONTINUED)
BALANCED FUND

                                                SIX MONTHS
                                                  ENDED                      YEAR ENDED 11/30                 5/1/1998(d)
                                                5/31/2002        ----------------------------------------         TO
                                               (UNAUDITED)          2001            2000          1999        11/30/1998

PER SHARE OPERATING PERFORMANCE (CLASS B
  SHARES)
NET ASSET VALUE, BEGINNING OF PERIOD           $    10.79        $  11.63      $    12.32      $    12.86     $     13.14
                                               ==========        ========      ==========      ==========     ===========

Investment operations

   Net investment income                              .19(a)          .46(a)          .53(a)          .52(a)          .25(a)
   Net realized and unrealized gain (loss)           (.21)           (.28)           (.04)            .52            (.28)
                                               ----------        --------      ----------      ----------     -----------
     Total from investment operations                (.02)            .18             .49            1.04            (.03)
                                               ----------        --------      ----------      ----------     -----------

Distributions to shareholders from:

   Net investment income                             (.17)           (.48)           (.51)           (.44)           (.25)
   Paid-in capital                                      -            (.05)              -               -               -
   Net realized gain                                    -            (.49)           (.67)          (1.14)              -
                                               ----------        --------      ----------      ----------     -----------
     Total distributions                             (.17)          (1.02)          (1.18)          (1.58)           (.25)
                                               ----------        --------      ----------      ----------     -----------
NET ASSET VALUE, END OF PERIOD                 $    10.60        $   10.79     $    11.63      $    12.32     $     12.86
                                               ==========        ========      ==========      ==========     ===========

Total Return(b)                                      (.21)%(c)       1.54%           4.22%           9.03%           (.16)%(c)

RATIOS TO AVERAGE NET ASSETS

   Expenses, including waiver and expense
     reductions                                       .50%(c)        1.00%           1.00%           1.00%            .61%(c)
   Expenses, excluding waiver and expense
     reductions                                       .98%(c)        2.15%           2.15%           1.75%           1.26%(c)
   Net investment income                             1.75%(c)        4.16%           4.52%           4.28%           1.98%(c)

                                                SIX MONTHS
                                                  ENDED                      YEAR ENDED 11/30                 5/1/1998(d)
                                                5/31/2002        ----------------------------------------         TO
SUPPLEMENTAL DATA:                             (UNAUDITED)          2001            2000          1999        11/30/1998
=============================================================================================================================
   Net assets, end of period (000)             $    26,676       $ 22,837      $   15,527      $   13,149     $     5,102
   Portfolio turnover rate                           22.32%         30.69%           3.86%           8.30%         131.36%
=============================================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           39

FINANCIAL HIGHLIGHTS (CONTINUED)
BALANCED FUND

                                       SIX MONTHS
                                          ENDED                                YEAR ENDED 11/30
                                        5/31/2002      -------------------------------------------------------------------
                                       (UNAUDITED)        2001           2000           1999         1998          1997

PER SHARE OPERATING PERFORMANCE
  (CLASS C SHARES)
NET ASSET VALUE, BEGINNING OF
 PERIOD                                $     10.80     $    11.61    $     12.31     $   12.85     $   12.78     $   11.79
                                       ===========     ==========    ===========     =========     =========     =========

Investment operations

   Net investment income                       .19(a)         .45(a)         .50(a)        .52(a)        .41(a)        .35(a)
   Net realized and unrealized gain
     (loss)                                   (.20)          (.24)          (.02)          .52           .40          1.15
                                       -----------     ----------    -----------     ---------     ---------     ---------
     Total from investment operations         (.01)           .21            .48          1.04           .81          1.50
                                       -----------     ----------    -----------     ---------     ---------     ---------

Distributions to shareholders from:

   Net investment income                      (.19)          (.48)          (.51)         (.44)         (.39)         (.34)
   Paid-in capital                               -           (.05)             -             -             -             -
   Net realized gain                             -           (.49)          (.67)        (1.14)         (.35)         (.17)
                                       -----------     ----------    -----------     ---------     ---------     ---------
     Total distributions                      (.19)         (1.02)         (1.18)        (1.58)         (.74)         (.51)
                                       -----------     ----------    -----------     ---------     ---------     ---------
NET ASSET VALUE, END OF PERIOD         $     10.60     $    10.80    $     11.61     $   12.31     $   12.85     $   12.78
                                       ===========     ==========    ===========     =========     =========     =========

Total Return(b)                               (.15)%(c)      1.81%          4.12%         9.03%         6.62%        13.14%

RATIOS TO AVERAGE NET ASSETS

   Expenses, including waiver and
     expense reductions                        .50%(c)        .82%          1.00%         1.00%         1.26%         2.08%
   Expenses, excluding waiver and
     expense reductions                        .98%(c)       1.97%          2.15%         1.75%         1.91%         2.51%
   Net investment income                      1.79%(c)       4.10%          4.28%         4.28%         3.24%         2.88%

                                       SIX MONTHS
                                          ENDED                                  YEAR ENDED 11/30
                                        5/31/2002      -------------------------------------------------------------------
SUPPLEMENTAL DATA:                     (UNAUDITED)        2001           2000           1999         1998          1997
==========================================================================================================================
   Net assets, end of period (000)     $    24,259     $   19,835    $    15,778     $  14,908     $   7,905     $   3,191
   Portfolio turnover rate                   22.32%         30.69%          3.86%         8.30%       131.36%       216.07%
==========================================================================================================================

(a)  Calculated using average shares outstanding during the period.
(b) Total return does not consider the effects of sales loads and assumes the reinvestment of all distributions.
(c)  Not annualized.
(d)  Commencement of offering of class shares.

                       SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
HIGH YIELD FUND

                                                             SIX MONTHS
                                                                ENDED              YEAR ENDED 11/30          12/31/1998(a)
                                                              5/31/2002      -----------------------------       TO
                                                             (UNAUDITED)         2001           2000         11/30/1999

PER SHARE OPERATING PERFORMANCE (CLASS A SHARES)
NET ASSET VALUE, BEGINNING OF PERIOD                        $        8.25    $       8.39   $        9.72   $       10.08
                                                            ==============   ============   =============   =============

Investment operations

   Net investment income                                              .37(b)          .79(b)          .85(b)          .83(b)
   Net realized and unrealized loss                                  (.19)           (.04)          (1.25)           (.34)
                                                            -------------    ------------   -------------   -------------
     Total from investment operations                                 .18             .75            (.40)            .49
                                                            -------------    ------------   -------------   -------------

Distributions to shareholders from:

   Net investment income                                             (.42)           (.82)           (.93)           (.85)
   Paid-in capital                                                      -            (.07)              -               -
                                                            -------------    ------------   -------------   -------------
     Total distributions                                             (.42)           (.89)           (.93)           (.85)
                                                            -------------    ------------   -------------   -------------
NET ASSET VALUE, END OF PERIOD                              $        8.01    $       8.25   $        8.39   $        9.72
                                                            =============    ============   =============   =============

Total Return(c)                                                      2.27%(d)        9.14%          (4.60)%          4.99%(d)

RATIOS TO AVERAGE NET ASSETS

   Expenses, including waiver and expense reductions                  .61%(d)        1.33%            .86%            .46%(d)
   Expenses, excluding waiver and expense reductions                  .61%(d)        1.34%           1.37%           1.25%(d)
   Net investment income                                             4.57%(d)        9.36%           9.18%           8.44%(d)

                                                             SIX MONTHS
                                                                ENDED              YEAR ENDED 11/30         12/31/1998(a)
                                                              5/31/2002      ----------------------------        TO
SUPPLEMENTAL DATA:                                           (UNAUDITED)         2001           2000        11/30/1999
===========================================================================================================================
   Net assets, end of period (000)                           $      49,139    $     31,066   $      17,496   $      14,133
   Portfolio turnover rate                                           43.90%          93.11%          80.53%         109.57%
===========================================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           41

FINANCIAL HIGHLIGHTS (CONTINUED)
HIGH YIELD FUND

                                                              SIX MONTHS
                                                                 ENDED              YEAR ENDED 11/30         12/31/1998(a)
                                                               5/31/2002      ---------------------------         TO
                                                              (UNAUDITED)         2001           2000         11/30/1999

PER SHARE OPERATING PERFORMANCE (CLASS B SHARES)
NET ASSET VALUE, BEGINNING OF PERIOD                        $        8.22     $       8.37   $       9.70    $      10.08
                                                            =============     ============   ============    ============

Investment operations

   Net investment income                                              .34(b)           .74(b)         .79(b)          .78(b)
   Net realized and unrealized loss                                  (.17)            (.05)         (1.24)           (.37)
                                                            -------------     ------------   ------------    ------------
     Total from investment operations                                 .17              .69           (.45)            .41
                                                            -------------     ------------   ------------    ------------

Distributions to shareholders from:

   Net investment income                                             (.40)            (.77)          (.88)           (.79)
   Paid-in capital                                                      -             (.07)             -               -
                                                            -------------     ------------   ------------    ------------
     Total distributions                                             (.40)            (.84)          (.88)           (.79)
                                                            -------------     ------------   ------------    ------------
NET ASSET VALUE, END OF PERIOD                              $        7.99     $       8.22   $       8.37    $       9.70
                                                            =============     ============   ============    ============

Total Return(c)                                                      2.08%(d)         8.36%         (5.17)%          4.22%(d)

RATIOS TO AVERAGE NET ASSETS

   Expenses, including waiver and expense reductions                  .89%(d)         1.96%          1.48%            .90%(d)
   Expenses, excluding waiver and expense reductions                  .89%(d)         1.97%          1.99%           1.45%(d)
   Net investment income                                             4.28%(d)         8.74%          8.57%           7.92%(d)

                                                             SIX MONTHS
                                                                ENDED              YEAR ENDED 11/30         12/31/1998(a)
                                                              5/31/2002      -----------------------------       TO
SUPPLEMENTAL DATA:                                           (UNAUDITED)         2001           2000         11/30/1999
===========================================================================================================================
   Net assets, end of period (000)                           $      24,578    $      16,375   $      8,633    $      8,610
   Portfolio turnover rate                                           43.90%           93.11%         80.53%         109.57%
===========================================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

42

FINANCIAL HIGHLIGHTS (CONTINUED)
HIGH YIELD FUND

                                                        SIX MONTHS
                                                           ENDED              YEAR ENDED 11/30             12/31/1998(a)
                                                         5/31/2002      ---------------------------             TO
                                                        (UNAUDITED)         2001             2000           11/30/1999

PER SHARE OPERATING PERFORMANCE (CLASS C SHARES)
NET ASSET VALUE, BEGINNING OF PERIOD                  $        8.23     $        8.37    $         9.70   $        10.08
                                                      =============     =============    ==============   ==============

Investment operations

   Net investment income                                        .34(b)            .74(b)            .79(b)           .78(b)
   Net realized and unrealized loss                            (.18)             (.04)            (1.24)            (.37)
                                                      -------------     -------------    --------------   --------------
     Total from investment operations                           .16               .70              (.45)             .41
                                                      -------------     -------------    --------------   --------------

Distributions to shareholders from:

   Net investment income                                       (.39)             (.77)             (.88)            (.79)
   Paid-in capital                                                -              (.07)                -                -
                                                      -------------     -------------    --------------   --------------
     Total distributions                                       (.39)             (.84)             (.88)            (.79)
                                                      -------------     -------------    --------------   --------------
NET ASSET VALUE, END OF PERIOD                        $        8.00     $        8.23    $         8.37   $         9.70
                                                      =============     =============    ==============   ==============

Total Return(c)                                                2.07%(d)          8.48%            (5.17)%           4.21%(d)

RATIOS TO AVERAGE NET ASSETS

   Expenses, including waiver and expense
     reductions                                                 .90%(d)          1.96%             1.48%             .90%(d)
   Expenses, excluding waiver and expense
     reductions                                                 .90%(d)          1.97%             1.99%            1.45%(d)
   Net investment income                                       4.28%(d)          8.71%             8.60%            7.92%(d)

                                                       SIX MONTHS
                                                         ENDED                 YEAR ENDED 11/30            12/31/1998(a)
                                                        5/31/2002       -------------------------------         TO
SUPPLEMENTAL DATA:                                     (UNAUDITED)           2001           2000            11/30/1999
========================================================================================================================
   Net assets, end of period (000)                    $      28,743     $      17,621    $        5,717   $        5,945
   Portfolio turnover rate                                    43.90%            93.11%            80.53%          109.57%
========================================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           43

FINANCIAL HIGHLIGHTS (CONTINUED)
HIGH YIELD FUND

                                                        SIX MONTHS
                                                           ENDED              YEAR ENDED 11/30          5/4/1999(a)
                                                         5/31/2002      ---------------------------         TO
                                                        (UNAUDITED)         2001           2000         11/30/1999

PER SHARE OPERATING PERFORMANCE (CLASS Y SHARES)
NET ASSET VALUE, BEGINNING OF PERIOD                   $      8.21     $        8.38   $        9.73   $     10.36
                                                       ===========     =============   =============   ===========

Investment operations

   Net investment income                                       .42(b)            .81(b)          .88(b)        .55(b)
   Net realized and unrealized loss                           (.23)             (.06)          (1.25)         (.62)
                                                       -----------     -------------   -------------   -----------
     Total from investment operations                          .19               .75            (.37)         (.07)
                                                       -----------     -------------   -------------   -----------

Distributions to shareholders from:

   Net investment income                                      (.43)             (.85)           (.98)         (.56)
   Paid-in capital                                               -              (.07)              -             -
                                                       -----------     -------------   -------------   -----------
     Total distributions                                      (.43)             (.92)           (.98)         (.56)
                                                       -----------     -------------   -------------   -----------
NET ASSET VALUE, END OF PERIOD                         $      7.97     $        8.21   $        8.38   $      9.73
                                                       ===========     =============   =============   ===========

Total Return(c)                                               2.44%(d)          9.18%          (4.31%)        (.59%)(d)

RATIOS TO AVERAGE NET ASSETS

   Expenses, including waiver and expense reductions           .39%(d)           .96%            .48%          .00%
   Expenses, excluding waiver and expense reductions           .39%(d)           .97%            .99%          .51%(d)
   Net investment income                                      5.21%(d)          9.75%           9.49%         5.59%(d)

                                                             SIX MONTHS
                                                              ENDED                 YEAR ENDED 11/30         5/4/1999(a)
                                                             5/31/2002      -----------------------------        TO
SUPPLEMENTAL DATA:                                          (UNAUDITED)           2001           2000        11/30/1999
========================================================================================================================
   Net assets, end of period (000)                          $       586     $           1   $           1   $         1
   Portfolio turnover rate                                        43.90%            93.11%          80.53%       109.57%
========================================================================================================================

(a)  Commencement of operations.
(b)  Calculated using average shares outstanding during the period.
(c) Total return does not consider the effects of sales loads and assumes the reinvestment of all distributions.
(d)  Not annualized.
(e)  Commencement of offering of class shares.

                       SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
LIMITED DURATION U.S. GOVERNMENT FUND

                                             SIX MONTHS ENDED                           YEAR ENDED 11/30
                                                5/31/2002      ------------------------------------------------------------------
                                               (UNAUDITED)        2001           2000         1999          1998         1997

PER SHARE OPERATING PERFORMANCE
 (CLASS A SHARES)
NET ASSET VALUE, BEGINNING OF
 PERIOD                                        $     4.48      $     4.45      $   4.34    $     4.46     $     4.40   $     4.42
                                               ==========      ==========      ========    ==========     ==========   ==========
Investment operations
  Net investment income                               .06(a)          .19(a)(c)     .27(a)        .27(a)        .26(a)        .25(a)
  Net realized and unrealized
  gain (loss)                                         .02             .17           .08          (.15)           .04         (.02)
                                               ----------      ----------      --------    ----------     ----------   ----------
    Total from investment
     operations                                       .08             .36           .35           .12            .30          .23
                                               ----------      ----------      --------    ----------     ----------   ----------
Distributions to shareholders from
  Net investment income                              (.10)           (.33)         (.24)         (.24)          (.24)        (.25)
                                               ----------      ----------      --------    ----------     ----------   ----------
NET ASSET VALUE, END OF PERIOD                 $     4.46      $     4.48      $   4.45    $     4.34     $     4.46   $     4.40
                                               ==========      ==========      ========    ==========     ==========   ==========

Total Return(b)                                     1.71%(d)         8.27%         8.03%         3.05%          7.06%        5.46%

RATIOS TO AVERAGE NET ASSETS

  Expenses, including waiver and
  expense reductions                                  .38%(d)         .94%          .29%          .32%           .47%         .51%
  Expenses, excluding waiver and
  expense reductions                                  .38%(d)         .95%          .91%         1.00%          1.38%        1.40%
  Net investment income                              1.35%(d)        4.30%         6.27%         6.21%          5.86%        5.81%

                                           SIX MONTHS ENDED                             YEAR ENDED 11/30
                                              5/31/2002        ------------------------------------------------------------------
SUPPLEMENTAL DATA:                           (UNAUDITED)          2001          2000         1999           1998         1997
=================================================================================================================================
  Net assets, end of
   period (000)                               $   34,482      $   26,380      $  9,312    $   10,320     $    5,705   $    4,836
  Portfolio turnover rate                         174.31%         564.26%       448.04%       310.16%        346.67%      343.53%
=================================================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           45

FINANCIAL HIGHLIGHTS (CONTINUED)
LIMITED DURATION U.S. GOVERNMENT FUND

                                               SIX MONTHS ENDED                                  YEAR ENDED 11/30
                                                  5/31/2002      ------------------------------------------------------------------
                                                 (UNAUDITED)        2001           2000         1999          1998         1997

PER SHARE OPERATING PERFORMANCE
 (CLASS C SHARES)
NET ASSET VALUE, BEGINNING OF
 PERIOD                                          $     4.51      $     4.44      $   4.33    $     4.47     $     4.40   $   4.42
                                                 ==========      ==========      ========    ==========     ==========   ==========
 Investment operations
   Net investment income                                .04(a)          .14(a)(c)     .23(a)        .23(a)         .22(a)     .21(a)
   Net realized and unrealized
     gain (loss)                                        .01             .17           .08          (.17)           .05       (.02)
                                                 ----------      ----------      --------    ----------     ----------   ----------
     Total from investment
       operations                                       .05             .31           .31           .06            .27        .19
                                                 ----------      ----------      --------    ----------     ----------   ----------
 Distributions to shareholders from
   Net investment income                               (.07)           (.24)         (.20)         (.20)          (.20)      (.21)
                                                 ----------      ----------      --------    ----------     ----------   ----------
 NET ASSET VALUE, END OF PERIOD                  $     4.49      $     4.51      $   4.44    $     4.33     $     4.47   $   4.40
                                                 ==========      ==========      ========    ==========     ==========   ==========

 Total Return(b)                                       1.20%(d)        7.12%         7.23%         1.33%          6.23%      4.45%

 RATIOS TO AVERAGE NET ASSETS

   Expenses, including waiver and
     expense reductions                                 .86%(d)        1.94%         1.29%         1.29%          1.35%      1.44%
   Expenses, excluding waiver and
     expense reductions                                 .86%(d)        1.95%         1.91%         1.97%          2.26%      2.32%
   Net investment income                                .86%(d)        2.91%         5.35%         5.30%          4.94%      4.84%

                                               SIX MONTHS ENDED                               YEAR ENDED 11/30
                                                  5/31/2002      ------------------------------------------------------------------
 SUPPLEMENTAL DATA:                              (UNAUDITED)           2001          2000          1999           1998         1997
===================================================================================================================================
   Net assets, end of
    period (000)                                 $   33,505      $   25,505      $  4,167    $    5,929     $    5,295   $    5,440
   Portfolio turnover rate                           174.31%         564.26%       448.04%       310.16%        346.67%      343.53%
===================================================================================================================================

(a) Calculated using average shares outstanding during the period.
(b) Total Return does not consider the effects of sales loads and assumes the reinvestment of all distributions.
(c) Interest expense is less than $.01.
(d) Not annualized

                       SEE NOTES TO FINANCIAL STATEMENTS.

FINANCIAL HIGHLIGHTS
U.S. GOVERNMENT FUND

                                                SIX MONTHS ENDED                        YEAR ENDED 11/30
                                                   5/31/2002     ------------------------------------------------------------------
                                                   (UNAUDITED)      2001          2000         1999          1998          1997

PER SHARE OPERATING PERFORMANCE
 (CLASS A SHARES)
NET ASSET VALUE, BEGINNING OF
 PERIOD                                          $     2.59      $     2.51      $   2.45    $     2.64     $     2.59   $   2.63
                                                 ==========      ==========      ========    ==========     ==========   ========

Investment operations
  Net investment income
  (net of interest expense)                             .04(a)          .12(a)(c)    .14(a)(c)      .15(a)         .17(a)     .20(a)
  Net realized and unrealized
  gain (loss)                                           .02             .12           .08          (.18)           .05       (.03)
                                                 ----------      ----------      -------     ----------     ----------   --------
     Total from investment
      operations                                        .06             .24           .22          (.03)           .22        .17
                                                 ----------      ----------      -------     ----------     ----------   --------
Distributions to shareholders from
  Net investment income                               (.07)           (.16)         (.16)         (.16)          (.17)      (.21)
                                                 ----------      ----------      -------     ----------     ----------   --------
NET ASSET VALUE, END OF PERIOD                   $     2.58      $     2.59      $   2.51    $     2.45     $     2.64   $   2.59
                                                 ==========      ==========      ========    ==========     ==========   ========

Total Return(b)                                        2.19%(d)        9.62%         8.68%         (.72)%         8.86%      6.67%

RATIOS TO AVERAGE NET ASSETS

  Expenses, including
    expense reductions                                  .55%(d)        1.09%         1.11%         1.02%           .96%       .92%
  Expenses, excluding
    expense reductions                                  .55%(d)        1.10%         1.12%         1.02%           .96%       .92%
  Net investment income                                1.64%(d)        4.76%         5.75%         6.07%          6.36%      7.82%

                                              SIX MONTHS ENDED                               YEAR ENDED 11/30
                                                 5/31/2002      ------------------------------------------------------------------
SUPPLEMENTAL DATA:                              (UNAUDITED)         2001           2000         1999          1998          1997
===================================================================================================================================
   Net assets, end of
    period (000)                               $  1,059,820     $ 1,093,286   $ 1,126,887   $ 1,354,030  $   1,712,350  $ 2,081,318
   Portfolio turnover rate                           266.40%         688.68%       406.10%       396.37%        399.64%      712.82%
===================================================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                                                           47

FINANCIAL HIGHLIGHTS (CONTINUED)
U.S. GOVERNMENT FUND

                                                SIX MONTHS ENDED                        YEAR ENDED 11/30
                                                   5/31/2002     ------------------------------------------------------------------
                                                   (UNAUDITED)      2001          2000         1999          1998          1997

PER SHARE OPERATING PERFORMANCE
 (CLASS B SHARES)
NET ASSET VALUE, BEGINNING OF
 PERIOD                                          $     2.59     $      2.52      $   2.45      $   2.64     $     2.58   $   2.63
                                                 ==========     ===========      ========      ========     ==========   ========

 Investment operations

   Net investment income
     (net of interest expense)                          .03(a)          .10(a)(c)     .12(a)(c)     .14(a)         .14(a)     .18(a)
   Net realized and unrealized
     gain (loss)                                        .02             .11           .09          (.19)           .07       (.04)
                                                 ----------     -----------      --------      --------     ----------   --------
     Total from investment
       operations                                       .05             .21           .21          (.05)           .21        .14
                                                 ----------     -----------      --------      --------     ----------   --------
Distributions to shareholders from
  Net investment income                               (.06)           (.14)         (.14)         (.14)          (.15)      (.19)
                                                 ----------     -----------      --------      --------     ----------   --------
NET ASSET VALUE, END OF PERIOD                   $     2.58     $      2.59      $   2.52      $   2.45     $     2.64   $   2.58
                                                 ==========     ===========      ========      ========     ==========   ========

Total Return(b)                                        1.90%(d)        8.56%         8.39%        (1.43)%         8.49%      5.47%

RATIOS TO AVERAGE NET ASSETS

  Expenses, including
    expense reductions                                  .85%(d)        1.70%         1.76%         1.69%          1.66%      1.64%
  Expenses, excluding
    expense reductions                                  .85%(d)        1.71%         1.77%         1.69%          1.66%      1.64%
  Net investment income                                1.33%(d)        4.00%         5.10%         5.33%          5.36%      6.77%

                                               SIX MONTHS ENDED                             YEAR ENDED 11/30
                                                  5/31/2002     -------------------------------------------------------------------
SUPPLEMENTAL DATA:                               (UNAUDITED)           2001          2000          1999           1998         1997
===================================================================================================================================
  Net assets, end of
   period (000)                                  $   61,295     $   56,264      $ 30,250      $ 33,181     $   29,293   $   14,205
  Portfolio turnover rate                            266.40%        688.68%       406.10%       396.37%        399.64%      712.82%
===================================================================================================================================

                       SEE NOTES TO FINANCIAL STATEMENTS.

48

FINANCIAL HIGHLIGHTS (CONTINUED)
U.S. GOVERNMENT FUND

                                                SIX MONTHS ENDED                        YEAR ENDED 11/30
                                                   5/31/2002     ------------------------------------------------------------------
                                                  (UNAUDITED)       2001          2000           1999         1998         1997

PER SHARE OPERATING PERFORMANCE
 (CLASS C SHARES)
NET ASSET VALUE, BEGINNING OF
  PERIOD                                         $     2.60      $     2.52      $   2.45      $   2.65     $     2.59   $   2.63
                                                 ==========      ==========      ========      ========     ==========   ========
Investment operations
  Net investment income
    (net of interest expense)                           .03(a)          .11(a)(c)     .13(a)(c)     .14(a)         .15(a)     .18(a)
  Net realized and unrealized
    gain (loss)                                         .02             .11           .08          (.20)           .06       (.03)
                                                 ----------      ----------      --------      --------     ----------   --------
    Total from investment
      operations                                        .05             .22           .21          (.06)           .21        .15
                                                 ----------      ----------      --------      --------     ----------   --------
Distributions to shareholders from
  Net investment income                                (.06)           (.14)         (.14)         (.14)          (.15)      (.19)
                                                 ----------      ----------      --------      --------     ----------   --------
NET ASSET VALUE, END OF PERIOD                   $     2.59      $     2.60      $   2.52      $   2.45     $     2.65   $   2.59
                                                 ==========      ==========      ========      ========     ==========   ========

Total Return(b)                                        1.85%(d)        8.93%         8.38%        (1.80)%         8.47%      5.86%

RATIOS TO AVERAGE NET ASSETS

  Expenses, including
    expense reductions                                  .84%(d)        1.70%         1.76%         1.64%          1.62%      1.55%
  Expenses, excluding
    expense reductions                                  .84%(d)        1.71%         1.77%         1.64%          1.62%      1.55%
  Net investment income                                1.35%(d)        4.14%         5.15%         5.46%          5.69%      7.25%

                                               SIX MONTHS ENDED                             YEAR ENDED 11/30
                                                  5/31/2002     -------------------------------------------------------------------
SUPPLEMENTAL DATA:                               (UNAUDITED)           2001          2000          1999           1998         1997
===================================================================================================================================
   Net assets, end of
    period (000)                                 $   99,191      $  101,476      $ 93,163      $  118,379   $   160,761  $  190,889
   Portfolio turnover rate                           266.40%         688.68%       406.10%       396.37%        399.64%      712.82%
===================================================================================================================================

(a) Calculated using average shares outstanding during the period.
(b) Total Return does not consider the effects of sales loads and assumes the reinvestment of all distributions.
(c) Interest expense is less than $.01.
(d) Not annualized.

                        SEE NOTES TO FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.  ORGANIZATION

Lord Abbett Investment Trust (the "Trust") is an open-end management investment company, organized as a Delaware Business Trust on August 16, 1993. The Trust currently consists of six portfolios ("Funds"). This report covers the following four Funds: Balanced Series ("Balanced Fund"), Lord Abbett High Yield Fund ("High Yield Fund"), Limited Duration U.S. Government Securities Series ("Limited Duration Fund"), and U.S. Government Securities Series ("U.S. Government Fund"). Balanced Fund invests in other funds ("Underlying Funds") managed by Lord, Abbett & Co. ("Lord Abbett"). Each Fund is diversified under the Investment Company Act of 1940 (the "Act"). The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which permit management to make certain estimates and assumptions that affect the reported amounts and disclosures at the date of the financial statements. Actual results could differ from those estimates.

2.  SIGNIFICANT ACCOUNTING POLICIES

(a) INVESTMENT VALUATION-Securities traded on national or foreign securities exchanges are valued at the last quoted sales price or, if no sales price is available, at the mean between the latest bid and asked prices on such exchange, or, in the case of bonds, in the over-the-counter market if, in the judgment of the Trust's officers, that market more accurately reflects the market value of the bonds. Securities traded only in the over-the-counter market are valued at the mean between the latest bid and asked prices, except that securities admitted to trading on the NASDAQ National Market System are valued at the last sales price if it is determined that such price more accurately reflects the value of such securities. Securities for which market quotations are not readily available are valued at fair value as determined by management and approved in good faith by the Board of Trustees. Short-term securities with 60 days or less remaining to maturity are valued using the amortized cost method, which approximates current market value. Investments in the Underlying Funds are valued at the closing net asset value per share of each Underlying Fund on the day of valuation.

(b) SECURITY TRANSACTIONS-Security transactions are recorded as of the date that the securities are purchased or sold (trade date). Realized gains and losses on sales of portfolio securities are calculated using the identified-cost method. Realized and unrealized gains or losses are allocated to each class of shares based upon the relative proportion of net assets at the beginning of the day.

(c) INVESTMENT INCOME-Dividend income is recorded on the ex-dividend date. Interest income is recorded on the accrual basis and discounts are accreted and premiums are amortized using the effective interest method. Investment income is allocated to each class of shares based upon the relative proportion of net assets at the beginning of the day.

(d) FEDERAL TAXES-It is the policy of the Trust to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable net investment income and capital gains to its shareholders. Therefore, no federal income tax provision is required.

(e) EXPENSES-Expenses incurred by the Trust that do not specifically relate to an individual Fund are allocated to the Funds within the Trust on a pro rata basis. Expenses excluding class specific expenses are allocated to each class of shares based upon the relative proportion of class net assets at the beginning of the day. Class A, Class B and Class C shares bear all expenses and fees relating to their respective 12b-1 Distribution Plans.

(f) FOREIGN TRANSACTIONS--Transactions denominated in foreign currencies are recorded in the Trust's records at the rate prevailing when earned or recorded. Asset and liability accounts that are denominated in foreign currencies are adjusted to reflect current exchange rates.

(g) FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS--High Yield Fund may enter into forward foreign currency exchange contracts in order to reduce its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings and to lock in the U.S. dollar cost of firm purchase and sale commitments for securities denominated in foreign currencies. A forward foreign currency exchange contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated rate. The contracts are valued daily at forward exchange rates and any unrealized gain or loss is included in the net unrealized appreciation (depreciation) on investments, futures contracts and translations of assets and liabilities denominated in foreign currencies. The gain or loss arising from the difference between the U.S. dollar cost of the original contract and the value of the foreign currency in U.S. dollars upon closing of such contracts is included in net realized gain or loss on foreign currency related transactions.

(h) FUTURES CONTRACTS--Futures contracts are marked to market daily, and the variation margin is recorded as an unrealized gain or loss. When a contract is closed, a realized gain or loss is recorded equal to the difference between the opening and closing value of the contract. Generally open futures contracts are marked to market for federal income tax purposes at fiscal year-end.

(i) REVERSE REPURCHASE AGREEMENTS--Limited Duration Fund and U.S. Government Fund may enter into reverse repurchase agreements. In a reverse repurchase agreement, a Fund sells a security to a securities dealer or bank for cash and agrees to repurchase the same security later at a set price. Reverse repurchase agreements expose a Fund to credit risk, but this risk is reduced because the Fund maintains collateral equal to at least 100% of the market value of the securities sold.

(j) SHORT SALES--Each Fund may sell a security it does not own in anticipation of a decline in the fair value of that security. When the company sells a security short, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale. A gain, limited to the price at which the company sold the security short, or a loss, unlimited in size, will be recognized upon the termination of a short sale. At May 31, 2002, U.S. Government Fund held a short sale position of 19,717,000 collateralized by $20,370,224 Federal Home Loan Mortgage Corporation at 7.00% due 6/1/2032; cost: $20,293,598.

3. MANAGEMENT FEES AND OTHER TRANSACTIONS WITH AFFILIATES

MANAGEMENT FEES
The Trust has a management agreement with Lord Abbett pursuant to which Lord Abbett supplies the Trust with investment management services and executive and other personnel, pays the remuneration of officers, provides office space and pays for ordinary and necessary office and clerical expenses relating to research and statistical work and supervision of the Trust's investment portfolios. The management fee is based on average daily net assets at the following annual rates:

                                             MANAGEMENT FEES      VOLUNTARY WAIVER
-----------------------------------------------------------------------------------
Balanced Fund                                           .75%               .75%
High Yield Fund                                         .60%                 -
Limited Duration Fund                                   .50%                 -
U.S. Government Fund                                    .50%(1)              -

(1) The management fee for U.S. Government Fund is reduced to .45% for average daily net assets in excess of $3 billion.

For the six months ended May 31, 2002, Lord Abbett voluntarily waived its management fee for Balanced Fund.

Balanced Fund has entered into a Servicing Arrangement with the Underlying Funds pursuant to which each Underlying Fund will pay a portion of the expenses net of expense reductions (excluding management fee, distribution and service fees) of Balanced Fund in proportion to the average daily value of total Underlying Fund shares owned by Balanced Fund.

12b-1 DISTRIBUTION PLANS

Each of the Funds has adopted a distribution plan (the "Plan") with respect to one or more classes of shares pursuant to Rule 12b-1 of the Act, which provides for the payment of ongoing distribution and service fees to Lord Abbett Distributor LLC ("Distributor"), an affiliate of Lord Abbett. The fees are accrued daily at annual rates based upon average daily net assets as follows:

FEE                                     CLASS A(1)(2)   CLASS B          CLASS C
---------------------------------------------------------------------------------
Service                                       .25%        .25%            .25%
Distribution                                  .10%(3)     .75%            .75%

(1) For Limited Duration Fund, Class A Plan will not become active until the Class A net assets reach $100 million.
(2) In addition, Balanced Fund, High Yield Fund and U.S. Government Fund pay an incremental marketing expense of approximately .03% of average net assets of Class A.
(3) In addition, each Fund pays a one-time distribution fee of up to 1% on certain qualifying purchases, which is generally amortized over a two-year period.

Class Y does not have a distribution plan.

COMMISSIONS
Distributor received the following commissions on sales of Class A shares of the Trust after concessions were paid to authorized dealers for the six months ended May 31, 2002:

                                               DISTRIBUTOR              DEALERS'
                                               COMMISSIONS           CONCESSIONS
---------------------------------------------------------------------------------
Balanced Fund                                    $ 129,482             $ 695,880
High Yield Fund                                     31,148               160,938
Limited Duration Fund                               34,613               191,352
U.S. Government Fund                                79,410               378,103

Certain of the Trust's officers and Trustees have an interest in Lord Abbett.

4.  DISTRIBUTIONS AND CAPITAL LOSS CARRYFORWARDS

Dividends from net investment income, if any, are declared daily and paid monthly for U.S. Government Fund and Limited Duration Fund, and declared and paid monthly for Balanced Fund and High Yield Fund. Taxable net realized gains from investment transactions, reduced by capital loss carryforwards, if any, are declared and distributed to shareholders at least annually. The capital loss carryforward amount is available to offset future net capital gains. Dividends and distributions to shareholders are recorded on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from accounting principles generally accepted in the United States of America. These book/tax differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the components of net assets based on their federal tax basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for tax purposes are reported as distributions of paid-in capital.

Permanent items identified during the six months ended May 31, 2002, have been reclassified among the components of net assets based on their tax basis treatment as follows:

The tax character of the distributions paid during the six months ended May 31,2002 and the fiscal year ended November 30,2001 is as follows:

                                           BALANCED FUND             HIGH YIELD FUND
------------------------------------------------------------------------------------
                                  5/31/2002   11/30/2001    5/31/2002     11/30/2001
------------------------------------------------------------------------------------
Distributions paid from:
Ordinary Income                 $ 2,871,030  $ 5,672,964  $ 4,024,685   $ 4,283,550
Net long-term capital gains               -    4,716,343            -             -
------------------------------------------------------------------------------------
Total taxable distributions       2,871,030   10,389,307    4,024,685     4,283,550
    Tax return of capital                 -      280,788            -       364,654
------------------------------------------------------------------------------------
Total distributions paid                  -   10,670,095            -     4,648,204
------------------------------------------------------------------------------------

                                        LIMITED DURATION
                                    U.S. GOVERNMENT FUND        U.S. GOVERNMENT FUND
-------------------------------------------------------------------------------------
                                  5/31/2002   11/30/2001     5/31/2002    11/30/2001
-------------------------------------------------------------------------------------
Distributions paid from:
Ordinary Income                 $ 1,115,041  $ 1,484,570  $ 31,267,204  $ 74,548,402
Net long-term capital gains               -            -             -             -
-------------------------------------------------------------------------------------
Total Taxable distributions     $ 1,115,041  $ 1,484,570  $ 31,267,204  $ 74,548,402
-------------------------------------------------------------------------------------

At fiscal year end November 30, 2001, the capital loss carryforwards along with the related expiration dates are as follows:

                             2002           2003            2004           2005          2007            2008
-----------------------------------------------------------------------------------------------------------------
Balanced Fund           $           -   $          -   $           -   $          -   $          -   $          -
High Yield Fund                     -              -               -              -        222,803      1,012,806
Limited Duration Fund         337,525        155,213               -              -        243,562              -
U.S. Government Fund      293,546,620     42,077,390     135,807,633     43,030,400     42,258,127     15,472,949

                             2009            TOTAL
----------------------------------------------------
Balanced Fund           $    545,937   $     545,937
High Yield Fund            3,320,220       4,555,829
Limited Duration Fund              -         736,300
U.S. Government Fund               -     572,193,119

5. PORTFOLIO SECURITIES TRANSACTIONS

Purchases and sales of investment securities (other than short-term investments) for the six months ended May 31, 2002 are as follows:

                                                 PURCHASES                SALES
--------------------------------------------------------------------------------
Balanced Fund                              $    33,446,715       $             -
High Yield Fund                                 73,918,151            35,523,641
Limited Duration Fund                          141,338,474           119,819,694
U.S. Government Fund                         4,640,929,501         4,358,226,574

As of May 31, 2002, the aggregate cost of investments, gross unrealized appreciation, gross unrealized depreciation and net unrealized appreciation (depreciation) on investments based on cost for federal income tax purposes are as follows:

                                                GROSS            GROSS              NET
                                           UNREALIZED       UNREALIZED       UNREALIZED
                              TAX COST   APPRECIATION     DEPRECIATION     DEPRECIATION
---------------------------------------------------------------------------------------
Balanced Fund          $   184,684,744  $     139,185  $  (14,924,432)   $ (14,785,247)
High Yield Fund            102,508,868      3,069,155      (3,414,214)        (345,059)
Limited Duration Fund       81,249,160        315,174        (320,930)          (5,756)
U.S. Government Fund     1,583,505,297     17,360,402     (25,798,242)      (8,437,840)

The cost of investments for federal income tax purposes differs from that used for financial reporting purposes. These differences are due to differing treatments for items such as deferred losses on wash sales, CMO income adjustment and cumulative amortization of premium.

6.  TRUSTEES' REMUNERATION

The Trustees associated with Lord Abbett and all officers of the Trust receive no compensation from the Trust for acting as such. Outside Trustees' fees are allocated among all funds in the Lord Abbett Family of Funds based on the net assets of each fund. The outside Trustees may elect to defer receipt of such fees. The deferred fees earn a return based on the performance of the Trust and other funds within the Lord Abbett Family of Funds. Such cost and earnings accrued thereon are included in Trustees' fees on the Statements of Operations and are not deductible for federal income tax purposes until such amounts are paid. There is a Defined Contribution Plan available to all Trustees.

7.  EXPENSE REDUCTIONS

The Trust has entered into arrangements with its transfer agent and custodian whereby credits realized as a result of uninvested cash balances are used to reduce a portion of the Trust's expenses.

8.  LINE OF CREDIT

High Yield Fund, along with certain other funds managed by Lord Abbett, has available a $145,000,000 unsecured revolving credit facility ("Facility"), from a consortium of banks, to be used for temporary or emergency purposes as an additional source of liquidity to fund redemptions of investor shares. Any borrowings under this Facility will bear interest at current market rates as defined in the agreement. The fee for this Facility is an annual rate of 0.09%. At May 31, 2002 there were no loans outstanding pursuant to this Facility nor was the Facility utilized at any time during the period.

9. SUMMARY OF CAPITAL TRANSACTIONS

The Trust has an unlimited number of shares of $0.001 par value capital stock of beneficial interest authorized.

                                                SIX MONTHS ENDED                       YEAR ENDED
BALANCED FUND                           MAY 31, 2002 (UNAUDITED)                NOVEMBER 30, 2001
--------------------------------------------------------------------------------------------------
CLASS A SHARES                            SHARES          AMOUNT          SHARES           AMOUNT
--------------------------------------------------------------------------------------------------
Shares sold                            2,877,107   $  31,057,113       3,046,500   $   33,410,146
Reinvestment of distributions            182,541       1,974,040         664,327        7,413,501
Shares reacquired                       (828,526)     (8,945,344)     (1,107,479)     (12,253,832)
--------------------------------------------------------------------------------------------------
Increase                               2,231,122   $  24,085,809       2,603,348   $   28,569,815
--------------------------------------------------------------------------------------------------

CLASS B SHARES
--------------------------------------------------------------------------------------------------
Shares sold                              591,350   $   6,401,775         939,637   $   10,298,459
Reinvestment of distributions             28,532         308,749         124,293        1,386,258
Shares reacquired                       (220,155)     (2,371,885)       (283,715)      (3,121,683)
--------------------------------------------------------------------------------------------------
Increase                                 399,727   $   4,338,639         780,215   $    8,563,034
--------------------------------------------------------------------------------------------------

CLASS C SHARES
--------------------------------------------------------------------------------------------------
Shares sold                              620,134   $   6,692,095         664,972   $    7,342,289
Reinvestment of distributions             27,453         296,848         122,663        1,367,913
Shares reacquired                       (194,743)     (2,106,714)       (309,707)      (3,446,760)
--------------------------------------------------------------------------------------------------
Increase                                 452,844   $   4,882,229         477,928   $    5,263,442
--------------------------------------------------------------------------------------------------

                                                SIX MONTHS ENDED                       YEAR ENDED
HIGH YIELD FUND                          MAY 31, 2002 (UNAUDITED)               NOVEMBER 30, 2001
--------------------------------------------------------------------------------------------------
CLASS A SHARES                            SHARES          AMOUNT          SHARES           AMOUNT
--------------------------------------------------------------------------------------------------
Shares sold                            2,824,879   $  22,762,777       2,867,680   $   24,310,913
Reinvestment of distributions            160,325       1,289,709         196,917        1,667,884
Shares reacquired                      (617,029)      (4,989,822)     (1,383,720)     (11,863,146)
--------------------------------------------------------------------------------------------------
Increase                               2,368,175   $  19,062,664       1,680,877   $   14,115,651
--------------------------------------------------------------------------------------------------

CLASS B SHARES
--------------------------------------------------------------------------------------------------
Shares sold                            1,296,667   $  10,431,087       1,249,302   $   10,562,113
Reinvestment of distributions             50,528         405,449          69,614          589,369
Shares reacquired                       (261,378)     (2,088,580)       (359,280)      (3,045,937)
--------------------------------------------------------------------------------------------------
Increase                               1,085,817   $   8,747,956         959,636   $    8,105,545
--------------------------------------------------------------------------------------------------

CLASS C SHARES
--------------------------------------------------------------------------------------------------
Shares sold                            1,894,065   $  15,259,402       1,774,602   $   14,964,840
Reinvestment of distributions             37,030         297,381          56,868          483,788
Shares reacquired                       (477,202)     (3,827,410)       (373,531)      (3,150,239)
--------------------------------------------------------------------------------------------------
Increase                               1,453,893   $  11,729,373       1,457,939   $   12,298,389
--------------------------------------------------------------------------------------------------

CLASS Y SHARES
--------------------------------------------------------------------------------------------------
Shares sold                               81,929   $     653,276               -                -
Reinvestment of distributions                133           1,064          14.007   $          118
Shares reacquired                        (8,692)         (69,884)              -                -
--------------------------------------------------------------------------------------------------
Increase                                  73,370   $     584,456          14.007   $          118
--------------------------------------------------------------------------------------------------

                                                SIX MONTHS ENDED                       YEAR ENDED
LIMITED DURATION FUND                   MAY 31, 2002 (UNAUDITED)                NOVEMBER 30, 2001
--------------------------------------------------------------------------------------------------
CLASS A SHARES                            SHARES          AMOUNT          SHARES           AMOUNT
--------------------------------------------------------------------------------------------------
Shares sold                            5,799,446   $  25,795,277      10,823,240   $   48,266,024
Reinvestment of distributions             67,644         300,951         157,132          698,545
Shares reacquired                     (4,032,098)    (17,909,959)     (7,184,611)     (32,041,208)
--------------------------------------------------------------------------------------------------
Increase                               1,834,992   $   8,186,269       3,795,761   $   16,923,361
--------------------------------------------------------------------------------------------------

CLASS C SHARES
--------------------------------------------------------------------------------------------------
Shares sold                            3,470,567   $  15,542,354       5,478,821   $   24,725,104
Reinvestment of distributions             36,042         161,296          37,036          166,437
Shares reacquired                     (1,709,856)     (7,645,650)       (797,576)      (3,583,638)
--------------------------------------------------------------------------------------------------
Increase                               1,796,753   $   8,058,000       4,718,281   $   21,307,903
--------------------------------------------------------------------------------------------------

U.S. GOVERNMENT FUND
--------------------------------------------------------------------------------------------------
CLASS A SHARES
--------------------------------------------------------------------------------------------------
Shares sold                           22,171,050   $  56,878,396      61,537,534   $  157,030,530
Reinvestment of distributions          7,011,213      18,041,444      16,814,708       43,158,929
Shares reacquired                    (40,431,823)   (103,716,720)   (106,323,409)    (271,322,702)
--------------------------------------------------------------------------------------------------
Decrease                             (11,249,560)  $ (28,796,880)    (27,971,167)  $  (71,133,243)
--------------------------------------------------------------------------------------------------

CLASS B SHARES
--------------------------------------------------------------------------------------------------
Shares sold                            5,944,609   $  15,305,091      13,496,384   $   34,700,681
Reinvestment of distributions            225,754         580,931         402,260        1,035,144
Shares reacquired                     (4,134,625)    (10,599,258)     (4,234,051)     (10,874,952)
--------------------------------------------------------------------------------------------------
Increase                               2,035,738   $   5,286,764       9,664,593   $   24,860,873
--------------------------------------------------------------------------------------------------

CLASS C SHARES
--------------------------------------------------------------------------------------------------
Shares sold                            3,904,210   $  10,058,898      10,472,723   $   26,994,264
Reinvestment of distributions            345,899         892,404         842,991        2,171,477
Shares reacquired                     (4,993,118)    (12,857,774)     (9,342,347)     (24,027,386)
--------------------------------------------------------------------------------------------------
Increase (decrease)                     (743,009)  $  (1,906,472)      1,973,367   $    5,138,355
--------------------------------------------------------------------------------------------------

10. SUBSEQUENT EVENT

On June 20, 2002, the Board of Trustees of High Yield Fund approved a Plan of Reorganization to transfer all of the assets of Lord Abbett Securities Trust - World Bond-Debenture Series ("World Bond-Debenture Fund") to High Yield Fund in exchange for shares of High Yield Fund and the assumption by High Yield Fund of all the liabilities of World Bond-Debenture Fund. The Plan of Reorganization will be presented to shareholders of World Bond-Debenture Fund for their approval on or about October 10, 2002. Following the approval of the Reorganization, World Bond-Debenture Fund will be terminated as a series of the Lord Abbett Securities Trust.

                                                                    PRSRT STD
[LORD ABBETT LOGO]                                                 U.S. POSTAGE
                                                                       PAID
                                                                    PERMIT 552
                                                                  HACKENSACK, NJ

This report when not used for
 the general information of
shareholders of the Fund, is
  to be distributed only if
preceded or accompanied by a        Lord Abbett Investment
  current Fund Prospectus.           Trust
                                         Balanced Series
Lord Abbett Mutual Fund shares           Lord Abbett High Yield
 are distributed by:                      Fund
LORD ABBETT DISTRIBUTOR LLC              Limited Duration U.S.
90 Hudson Street - Jersey                 Government Securities
 City, New Jersey 07302-3973              Series                     LAIT-3-502
                                         U.S. Government
                                          Securities Series               (7/02)